UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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DONEGAL GROUP INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 19, 2007

To the Stockholders of
DONEGAL GROUP INC.:

We will hold the annual meeting of stockholders of Donegal Group Inc. at 10:00 a.m., local time, on April 19, 2007, at our offices, 1195 River Road, Marietta, Pennsylvania 17547. At our annual meeting, our stockholders will act on the following matters:

1. Election of three Class C directors, each for a term of three years and until their respective successors have been elected;

2. Approval of our 2007 equity incentive plan for employees;

3. Approval of our 2007 equity incentive plan for directors; and

4. Any other matter that properly comes before our annual meeting.

Stockholders of record as of the close of business on February 26, 2007 are entitled to vote at our annual meeting.

We are mailing our 2006 annual report, which is not part of our proxy soliciting material, to stockholders of record together with this notice.

It is important that you vote your shares at our annual meeting. Please complete, sign and return the enclosed proxy card in the envelope provided whether or not you expect to attend our annual meeting in person.

By order of our board of directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 19, 2007
Marietta, Pennsylvania

DONEGAL GROUP INC.

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of stockholders of Donegal Group Inc. to be held on Thursday, April 19, 2007, beginning at 10:00 a.m., at our offices, 1195 River Road, Marietta, Pennsylvania 17547 and at any adjournment, postponement or continuation of our annual meeting. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about March 19, 2007. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our” or the “Company” mean Donegal Group Inc. and its insurance subsidiaries, all references to “Donegal Mutual” refer to Donegal Mutual Insurance Company, all references to “Atlantic States” refer to Atlantic States Insurance Company, all references to “Southern” refer to Southern Insurance Company of Virginia, all references to “Le Mars” refer to Le Mars Insurance Company and all references to “Peninsula” refer to the Peninsula Insurance Group.

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OUR ANNUAL MEETING

What is the purpose of our annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including:

•	the election of three Class C directors;

•	the approval of our 2007 equity incentive plan for employees; and

•	the approval of our 2007 equity incentive plan for directors.

In addition, our management will report on our performance during 2006 and respond to appropriate questions from stockholders.

What should I do now?

You should first read this proxy statement carefully. After you have decided how you wish to vote your shares, you should complete, properly sign and return the accompanying proxy card to us in the enclosed postage-paid return envelope. The proxies will vote your shares as you direct. If you are a registered stockholder and attend our annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at our annual meeting will need to obtain a signed proxy from the nominee in whose name their shares are registered.

VOTING

Who is entitled to vote at our annual meeting?

Holders of Class A common stock and Class B common stock of record at the close of business on the record date, February 26, 2007, are entitled to receive notice of and to vote at our annual meeting, and any adjournment, postponement or continuation of our annual meeting. A complete alphabetical list of the record holders of our Class A common stock and Class B common stock entitled to vote at our annual meeting will be available for inspection at our principal executive offices during normal business hours for any purpose germane to our annual meeting for a period of ten days prior to the date of our annual meeting.

What are the voting rights of our stockholders?

We have two outstanding classes of stock: Class A common stock and Class B common stock. As of the record date, February 26, 2007, we had outstanding 19,715,101 shares of Class A common stock, each of which may cast one-tenth of a vote with respect to each matter to be voted on at our annual meeting, and 5,576,775 shares of Class B common stock, each of which may cast one vote with respect to each matter to be voted on at our annual meeting. Therefore, the holders of Class A common stock may cast a total of 1,971,510 votes at our annual meeting and the holders of Class B common stock may cast a total of 5,576,775 votes at our annual meeting, resulting in a total of 7,548,285 votes that may be cast at our annual meeting.

As of the record date, Donegal Mutual owned 8,132,884 shares, or 41.3%, of our outstanding Class A common stock and 3,893,237 shares, or 69.8%, of our outstanding Class B common stock, and therefore will have the right to cast 62.4% of the votes entitled to be cast at our annual meeting. Donegal Mutual has advised us that it will vote its shares for the election of R. Richard Sherbahn, John J. Lyons and S. Trezevant Moore, Jr. as Class C directors, the approval of our 2007 equity incentive plan for employees and the approval of our 2007 equity incentive plan for directors. Therefore, Messrs. Sherbahn, Lyons and Moore will be elected as Class C directors and our 2007 equity incentive plan for employees and our 2007 equity incentive plan for directors will each be approved, irrespective of the votes cast by our stockholders other than Donegal Mutual.

Who can attend our annual meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend our annual meeting. Even if you currently plan to attend our annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend, or are unable to attend, our annual meeting.

If you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at our annual meeting.

What constitutes a quorum?

The presence at our annual meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast by the holders of our Class A common stock and our Class B common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at our annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares present at our annual meeting.

How do I vote in person?

If your stock is registered in your name and you attend our annual meeting and wish to vote in person, we will provide you with a ballot before voting commences at our annual meeting.

How do I vote if my shares are held in street name?

If you are not a stockholder of record, but you are a “beneficial owner,” meaning that your shares are registered in a name other than your own, such as a broker’s name, you must either direct the holder of record of your shares as to how you want to vote your shares or obtain a form of proxy from the holder of record that you may then vote.

How do I vote my 401(k) plan shares?

If you participate in Donegal Mutual’s 401(k) plan, you may vote your shares of Class A common stock and Class B common stock credited to your 401(k) plan account as of the record date. You may vote by instructing Putnam Fiduciary Trust Company, or Putnam, the trustee of the plan, pursuant to the instruction card included with this proxy statement. As long as Putnam receives your duly executed instruction card by April 13, 2007, Putnam will vote your shares in accordance with your instructions.

If you do not return your instruction card, Putnam will vote your shares in the same proportion that Putnam votes the shares for which it did receive timely instruction cards.

You may also revoke previously given voting instructions by filing either a written notice of revocation or a duly executed instruction card bearing a later date with Putnam.

What if I fail to instruct my broker?

Brokers may not vote shares of Class A common stock or Class B common stock that they hold for the benefit of another person either for or against the proposals to approve our 2007 equity incentive plan for employees and our 2007 equity incentive plan for directors, without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker and you do not give your broker instructions on how to vote your shares, your failure to give instructions will have the same effect as voting against the approval of the proposals to approve our 2007 equity incentive plan for employees and our 2007 equity incentive plan for directors.

May I vote electronically over the internet or by telephone?

If your shares of Class A common stock or Class B common stock are registered in your own name, you may vote either over the internet or by telephone. Special instructions for any registered stockholder who is interested in voting via the internet or by telephone are set forth on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the internet or by telephone. Many banks and brokerage firms participate in the online program of ADP Investor Communication Services, or ADP. This program provides eligible stockholders who receive a paper copy of this proxy statement the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy card will provide the instructions. If your proxy card does not reference internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage paid envelope.

May I change my vote after I return my proxy card?

Yes. Even after you have returned your proxy card, you may change your vote at any time before your proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our Secretary. The proxy holders will not vote your proxy if you attend our annual meeting in person and request the revocation of your proxy, although your attendance at our annual meeting will not by itself revoke your proxy.

What are the recommendations of our board of directors?

Unless you provide contrary instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote the election of our three nominees for Class C director, for approval of our 2007 equity incentive plan for employees and for approval of our 2007 equity incentive plan for directors.

What vote is required?

Election of Class C Directors.  The three persons nominated in accordance with our by-laws who receive the highest number of “FOR” votes cast by the holders of our Class A common stock and Class B common stock, voting as a single class, will be elected as Class C directors. A properly executed proxy card marked “Withhold Authority” will not be voted with respect to the nominee or nominees so indicated although the votes represented by the proxy card will be counted for the purposes of determining whether a quorum is present. Our certificate of incorporation and by-laws do not authorize cumulative voting in the election of directors.

Other Matters.  Under Delaware law and our certificate of incorporation, the affirmative vote of the holders of not less than a majority of the voting power of our Class A common stock and Class B common stock, voting as a single class, outstanding and entitled to vote at our annual meeting is required for approval of the proposals to approve our 2007 equity incentive plan for employees and our 2007 equity incentive plan for directors.

Based on the advance notice provisions of our by-laws and applicable provisions of Delaware law, no other matter can be properly brought before our annual meeting. Abstentions and shares held by brokers and nominees as to which we have not received voting instructions from the beneficial owner of, or other person entitled to vote, such shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, are considered shares of outstanding stock entitled to vote and such shares are counted in determining whether a quorum or a majority is present. An abstention or a broker non-vote will therefore have the practical effect of voting against approval of any matter that properly comes before our annual meeting other than the election of directors because each abstention or broker non-vote will not represent a vote for approval of the matter.

Who will pay the costs of soliciting proxies on behalf of our board of directors?

We will pay the costs of preparing and mailing this proxy statement on behalf of our board of directors. In addition to mailing this proxy statement and related materials, our regular officers and employees, who will not receive any special compensation for doing so, may solicit proxies in person, by telephone or over the internet. Upon request, we will reimburse brokers, nominees, fiduciaries, custodians and other persons holding shares in their names or in the names of nominees for their reasonable expenses in sending our proxy material to beneficial owners of our stock.

STOCK OWNERSHIP

Our Principal Stockholders

The following table identifies each person whom we know owns beneficially more than 5% of our outstanding Class A common stock or Class B common stock and states the percentage of total votes entitled to be cast by each. All information is as of February 26, 2007.

	Class A		Class B
	Shares	Percent of	Shares	Percent of
Name of Individual or	Beneficially	Class A	Beneficially	Class B	Percent of
Identity of Group	Owned	Common Stock	Owned	Common Stock	Total Votes

Donegal Mutual Insurance Company	8,132,884	41.3	3,893,237	69.8	62.4
1195 River Road
Marietta, PA 17547
Wells Fargo & Company(1)	1,723,183	8.7	—	—	2.3
420 Montgomery Street San Francisco, CA 94104
Dimensional Fund Advisors LP(2)	1,602,646	8.1	233,113	4.2	5.2
1299 Ocean Avenue
Santa Monica, CA 90401
The TCW Group, Inc., on behalf of the TCW Business Unit(3)	1,252,539	6.4	—	—	1.7
865 South Figueroa Street
Los Angeles, CA 90017

(1)	As reported in a Schedule 13G filed with the Securities and Exchange Commission, or SEC, by Wells Fargo & Company on behalf of its subsidiaries, Wells Capital Management, Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, National Association.

(2)	As reported in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP, which serves as an investment advisor to four investment companies and as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors LP disclaims beneficial ownership of these securities.

(3)	As reported in a Schedule 13G filed with the SEC, TCW Group, Inc. and its direct and indirect subsidiaries constitute the TCW Business Unit. TCW Group, Inc.’s ultimate parent company is Societe General, S.A., a corporation formed under the laws of France.

The Stock Ownership of Our Directors and Executive Officers

The following table shows the amount and percentage of our outstanding Class A common stock and Class B common stock beneficially owned by each director, each nominee for director, each executive officer named in the Summary Compensation Table and all of our executive officers and directors as a group as of December 31, 2006, as well as the percentage of total votes entitled to be cast by them by reason of that beneficial ownership.

		Percent of	Class B	Percent of
	Class A Shares	Class A	Shares	Class B
	Beneficially	Common	Beneficially	Common	Percent of
Name of Individual or Identity of Group	Owned(1)(2)	Stock(3)	Owned(1)	Stock(3)	Total Votes

Directors:
Donald H. Nikolaus(4)	718,388	3.6	186,361	3.3	3.4
Robert S. Bolinger	20,011	—	1,450	—	—
Patricia A. Gilmartin	7,407	—	—	—	—
Philip H. Glatfelter, II	15,113	—	3,276	—	—
John J. Lyons	48,518	—	1,776	—	—
Jon M. Mahan	1,333	—	—	—	—
S. Trezevant Moore, Jr.	—	—	—	—	—
R. Richard Sherbahn	14,856	—	677	—	—
Richard D. Wampler, II	8,620	—	—	—	—
Executive Officers:
Cyril J. Greenya	55,326	—	820	—	—
Jeffrey D. Miller	23,708	—	582	—	—
Robert G. Shenk	64,770	—	5,500	—	—
Daniel J. Wagner	22,849	—	166	—	—
All directors and executive officers as a group (13 persons)	1,000,899	5.1	200,608	3.6	4.0

(1)	Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person’s spouse, or individually by his or her spouse.

(2)	See “Executive Compensation — Outstanding Equity Awards at Fiscal Year End” for additional information as to the stock options held at December 31, 2006 by the persons named above. The totals above include stock options that are currently exercisable and excludes stock options not currently exercisable within 60 days of February 26, 2007.

(3)	Less than 1% unless otherwise indicated.

(4)	Includes 119,464 shares of Class A common stock owned by a family foundation of which Mr. Nikolaus is trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that our officers and directors, as well as persons who own 10% or more of a class of our equity securities, file reports of their ownership of our securities, as well as statements of changes in such ownership, with us and the SEC. Based upon written representations we received from our officers, directors and 10% or greater stockholders, and our review of the statements of beneficial ownership changes our officers, directors and 10% or greater stockholders filed with us during 2006, we believe that all such filings required during 2006 were made on a timely basis.

OUR RELATIONSHIP WITH DONEGAL MUTUAL

Background

Donegal Mutual was organized in 1889. In the mid-1980s, Donegal Mutual, like a number of other mutual property and casualty insurance companies, recognized the need to develop additional sources of capital and surplus to remain competitive, have the capacity to expand its business and assure its long-term viability. Donegal Mutual, again like a number of other mutual property and casualty insurance companies, determined to implement a downstream holding company structure as a strategic response. Thus, in 1986, Donegal Mutual formed us as a downstream holding company, initially wholly owned by Donegal Mutual, and caused us to form an insurance company subsidiary known as Atlantic States.

As part of the implementation of the downstream holding company strategy, Donegal Mutual and Atlantic States entered into a pooling agreement in 1986, whereby Donegal Mutual and Atlantic States each ceded all of its direct written business to the pool and the pool then allocated a portion of the pooled business back to Donegal Mutual and Atlantic States. The consideration to Donegal Mutual for entering into the pooling agreement was its ownership of majority control of our common stock and the expectation that Donegal Mutual’s surplus would increase over time as the value of its ownership interest in us increased.

Since 1986, we have completed three public offerings. A major purpose of these offerings was to provide additional capital for Atlantic States and our other insurance subsidiaries and to fund acquisitions. As the capital of Atlantic States increased, its underwriting capacity increased proportionately. Thus, as originally planned in the 1980’s, Atlantic States has had access to the capital necessary to support the growth of its direct business and increases in the amount and percentage of business it assumes from the underwriting pool with Donegal Mutual. As a result, the participation of Atlantic States in the underwriting pool has increased over the years from its initial participation of 35% in 1986 to its current 70% participation, and the size of the pool has increased substantially. We do not anticipate any changes in the pooling agreement with Donegal Mutual, including any change in the percentage participation of Atlantic States in the underwriting pool, in the foreseeable future.

The operations of our insurance subsidiaries are interrelated with the insurance operations of Donegal Mutual and, while maintaining the separate corporate existence of each company, Donegal Mutual and our insurance subsidiaries conduct business together as the Donegal Insurance Group. As such, Donegal Mutual and our insurance subsidiaries have the same business philosophy, the same management, the same employees, the same facilities and offer the same types of insurance products.

The risk profiles of the business written by Atlantic States and Donegal Mutual historically have been, and are expected to continue to be, substantially similar. The products, classes of business underwritten, pricing practices and underwriting standards of Donegal Mutual and our insurance subsidiaries are determined and administered by the same executive management and underwriting personnel. In addition, as the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries have a combined business plan to achieve market penetration and underwriting profitability objectives. The products offered by Donegal Mutual and our insurance subsidiaries are generally complementary, thereby allowing Donegal Insurance Group to offer a broader range of products to a given market and to expand Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products of Donegal Mutual and our insurance subsidiaries generally relate to the specific risk profiles targeted within similar classes of business, such as preferred tier versus standard tier products, but not all of the standard risk gradients are allocated to one of the companies. Therefore, the underwriting profitability of the business directly written by each of the companies will vary. However, the risk characteristics of all business written directly by Donegal Mutual and Atlantic States are homogenized within the pool and each of Donegal Mutual and Atlantic States shares the underwriting results in proportion to its participation in the pool. We realize 70% of the underwriting profitability of the pool because of the 70% participation of Atlantic States in the underwriting pool. The business Atlantic States derives from the underwriting pool represents a predominant percentage of our total revenues.

In April 2001, we consummated a recapitalization under which we effected a one-for-three reverse split of our Class B common stock, which has one vote per share, and issued two shares of Class A common stock, which has one-tenth of a vote per share, as a stock dividend for each post-reverse split share of Class B common stock. As a result of the reverse split and the stock dividend, each of our stockholders as of April 19, 2001 continued to own the same number of shares of our common stock, with one-third of the shares being shares of Class B common stock and two-thirds of the shares being shares of Class A common stock, and there was no change in the relative voting power or equity of any of our then stockholders.

We effected this recapitalization because we believed a capital structure that has more than one class of publicly traded securities offered us a number of benefits. The principal benefit was our ability after the recapitalization to issue Class A common stock or securities convertible into Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the percentage voting power of any stockholder. At the time of the recapitalization, our board of directors recognized that the recapitalization tended to favor longer term investors, including Donegal Mutual, and would discourage attempts to take us over, which our board of directors believed to be remote because of Donegal Mutual’s voting control of us.

We believe our relationship with Donegal Mutual provides us and our insurance subsidiaries with a number of competitive advantages, including the following:

•	facilitating our stable management, the consistent underwriting discipline of our insurance subsidiaries, external growth and long-term profitability;

•	creating operational and expense synergies from the combination of resources and integrated operations of Donegal Mutual and our insurance subsidiaries;

•	enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to affiliate with and, over time, acquire control of other mutual insurance companies and thereafter demutualize them and sell them to us;

•	producing more stable and uniform underwriting results for our insurance subsidiaries over extended periods of time than we could achieve without our relationship with Donegal Mutual; and

•	providing Atlantic States with a significantly larger underwriting capacity because of the underwriting pool Donegal Mutual and Atlantic States have maintained since 1986.

The Coordinating Committee

We and Donegal Mutual have maintained a coordinating committee since our formation in 1986. The coordinating committee consists of two members of our board of directors, who are not also members of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, who are not also members of our board of directors.

Under our by-laws and the by-laws of Donegal Mutual, any new agreement between Donegal Mutual and us and any proposed change to an existing agreement between Donegal Mutual and us must first be submitted for approval by the coordinating committee. In determining whether or not to approve a new agreement between Donegal Mutual and us or a change in an existing agreement between Donegal Mutual and us, our members of the coordinating committee will not grant approval unless they both believe the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders and Donegal Mutual’s members of the coordinating committee will not grant approval unless they both believe the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and its policyholders. If approved by the coordinating committee, the new agreement or the change in an existing agreement must then be submitted for consideration by our board of directors and the board of directors of Donegal Mutual. If either the board of directors of Donegal Mutual or our board of directors does not thereafter approve the new agreement or the change in an existing agreement, the new agreement or the change in an existing agreement does not become effective.

The coordinating committee also meets annually to review each existing agreement between Donegal Mutual and us or our insurance subsidiaries to determine if the terms of the existing agreement remains fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if adjustments should be made.

Our members of the coordinating committee are Robert S. Bolinger and John J. Lyons. See “Election of Class C Directors” for information about Mr. Bolinger and Mr. Lyons. Donegal Mutual’s members of the coordinating committee are John E. Hiestand and Frederick W. Dreher.

Mr. Hiestand, age 68, has been a director of Donegal Mutual since 1983, and has been a self-employed provider of insurance administrative services for more than the past five years. Mr. Hiestand beneficially owns 5,665 shares of our Class A common stock and 157 shares of our Class B common stock. In 2006, Donegal Mutual paid $30,000 in cash to Mr. Hiestand and granted him a restricted stock award of 311 shares as director compensation. Mr. Dreher, age 66, has been a director of Donegal Mutual since 1996, and is of counsel to the law firm of Duane Morris LLP where he was a partner for 36 years. Mr. Dreher beneficially owns 41,336 shares of our Class A common stock and 17,682 shares of our Class B common stock. In 2006, Donegal Mutual paid $30,500 in cash to Mr. Dreher and granted him a restricted stock award of 311 shares as director compensation.

Agreements between Donegal Mutual and Us

Donegal Mutual provides the personnel for three of our five insurance subsidiaries, Atlantic States, Southern and Le Mars. Under the terms of an inter-company services agreement, we allocate expenses to Southern and Le Mars according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of Donegal Mutual and Atlantic States in the underwriting pool described below. We allocated expenses of $42,166,706 to Atlantic States under the pooling agreement in 2006.

We lease office equipment and automobiles to Donegal Mutual. Donegal Mutual made lease payments to us in 2006 of $981,878.

Donegal Mutual and Atlantic States participate in an underwriting pool, whereby both companies cede all of their business to the underwriting pool and are then allocated a given percentage of the combined underwriting results of the underwriting pool. The underwriting pool excludes certain intercompany reinsurance assumed by Donegal Mutual from our insurance subsidiaries. Atlantic States has a 70% participation in the results of the underwriting pool and Donegal Mutual has a 30% participation in the results of the underwriting pool. All premiums, losses, loss adjustment expenses and other underwriting expenses are prorated among Donegal Mutual and Atlantic States on the basis of their respective participation in the underwriting pool.

The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties, subject to approval by the boards of directors of Donegal Mutual and Atlantic States and by the coordinating committee. The allocations of pool participation percentages between Donegal Mutual and Atlantic States are based on the pool participants’ relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and our ability to provide capital to Atlantic States. Our 2006 annual report to stockholders contains additional information describing the underwriting pool.

In addition to the underwriting pool and third-party reinsurance, our insurance subsidiaries have various on-going reinsurance agreements with Donegal Mutual. These agreements include:

•	catastrophe reinsurance agreements with Atlantic States, Le Mars and Southern;

•	an excess of loss reinsurance agreement with Southern;

•	a quota-share reinsurance agreement with one of the Peninsula companies (effective August 1, 2005); and

•	a quota-share reinsurance agreement with Southern (effective October 1, 2005).

The intent of the catastrophe and excess of loss reinsurance agreements is to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given each insurance subsidiary’s size, underwriting profile and surplus position.

Donegal Mutual and one of the Peninsula companies have a quota-share reinsurance agreement that transfers to Donegal Mutual 100% of the premiums and losses related to the Pennsylvania workers’ compensation product line of the company, which provides the availability of an additional workers’ compensation tier to Donegal Mutual’s commercial accounts in Pennsylvania.

Donegal Mutual and Southern have a quota-share reinsurance agreement that transfers to Southern 100% of the premiums and losses related to certain personal lines products offered in Virginia by Donegal Mutual through the use of its automated policy quoting and issuance system.

Southern and Le Mars also have 100% retrocessional agreements with Donegal Mutual that provide Southern and Le Mars with the same A.M. Best rating, currently A (Excellent), as Donegal Mutual, a rating that Southern and Le Mars might not be able to achieve if these agreements were not in effect. The retrocessional agreements do not otherwise provide for pooling or reinsurance with or by Donegal Mutual and do not transfer insurance risk for accounting purposes.

Until December 31, 2006, Donegal Mutual and Southern were parties to a workers’ compensation reallocation agreement. Donegal Mutual and Southern terminated this agreement effective December 31, 2006 because Southern is no longer issuing a significant number of workers’ compensation policies in Pennsylvania as part of the commercial accounts of Donegal Mutual and Atlantic States. These workers compensation policies had been the primary reason for entering into the workers’ compensation reallocation agreement. Under the former reallocation agreement, the results of the workers’ compensation business written by Southern as part of commercial accounts were reallocated to Donegal Mutual to the extent that the workers’ compensation loss ratio of Southern exceeded the combined workers’ compensation loss ratio of certain of our insurance subsidiaries and Donegal Mutual.

We own 48.2% and Donegal Mutual owns 51.8% of Donegal Financial Services Corporation, the holding company for Province Bank FSB, or Province Bank, a federal savings bank with offices in Marietta, Columbia and Lancaster, Pennsylvania. We and Donegal Mutual conduct banking operations in the ordinary course of business with Province Bank.

Donegal Mutual and Province Bank are parties to a lease whereby Province Bank leases 3,600 square feet in one of Donegal Mutual’s buildings located in Marietta, Pennsylvania from Donegal Mutual, and Donegal Financial Services Corporation is a party to a lease with Province Bank whereby Province Bank leases 3,000 square feet of space in a building in Lancaster, Pennsylvania, in each case for an annual rent based on an independent appraisal. Donegal Mutual and Province Bank are also parties to an administrative services agreement whereby Donegal Mutual provides various human resource services, principally payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to Province Bank, subject to the overall limitation that the costs charged by Donegal Mutual may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the administrative services agreement.

HOUSEHOLDING

Beginning with our 2008 annual meeting of stockholders, unless we have received contrary instructions, we will on a continuing basis send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps us to reduce our expenses.

If you would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 43069, Providence, Rhode Island 02940-3078. Within 30 days of a request, we will begin sending individual documents. Reference is also made to the enclosed notice regarding householding.

If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

ITEM 1 — ELECTION OF CLASS C DIRECTORS

  Introduction

The election of our directors by our stockholders is governed by the Delaware General Corporation Law, or the DGCL, the Pennsylvania Insurance Holding Companies Act, or the Holding Companies Act, and our by-laws. The following discussion summarizes these provisions and describes the process our nominating committee follows in connection with the nomination of candidates for election as directors by the holders of our Class A common stock and our Class B common stock.

  Background of Our Nominating Committee

Section 1405(c)(4) of the Holding Companies Act provides that the board of directors of a Pennsylvania insurer or a company controlling a Pennsylvania insurer, which we are, shall establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity, and that such committee or committees shall have responsibility for recommending the selection of the insurer’s independent certified public accountants, reviewing the insurer’s financial condition, the scope and results of the insurer’s independent audit and any internal audit, nominating candidates for election as directors by stockholders, evaluating the performance of officers deemed to be principal officers of the insurer and recommending to the insurer’s board of directors the selection and compensation of the principal officers.

Section 3.17 of our by-laws is consistent with this statutory provision and provides that:

•	our board of directors shall annually appoint a nominating committee that shall consist of not less than two directors who are not our officers or employees of any entity controlling, controlled by or under common control with us and who are not beneficial owners of a controlling interest in us; and

•	the nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors by our stockholders.

In accordance with these by-law provisions, on April 20, 2006 our board of directors appointed a nominating committee consisting of R. Richard Sherbahn and Philip H. Glatfelter, II. Neither Mr. Sherbahn nor Mr. Glatfelter is one of our executive officers named in the Summary Compensation Table or a beneficial owner of a controlling interest in us.

  Nominating Procedures

Nominations for election as directors by our stockholders may be made at any annual meeting of our stockholders if timely notice in writing of any such nomination is given in accordance with the advance notice procedures set forth in Section 2.3 of our by-laws. These procedures are described under “Stockholder Proposals” in this proxy statement. Our nominating committee may also consider director candidates proposed by our management. We have not utilized third-party executive search firms to identify candidates for director.

With the exception of applicable regulations of the SEC, the listing application standards of the NASDAQ Global Select Market, or NASDAQ, and the Holding Companies Act, our nominating committee does not have any specific, minimum qualifications for candidates for election to our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee examines the specific attributes of candidates for election to our board of directors and also considers the judgment, skill, diversity, business experience, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness of our board of directors.

Our nominating committee utilizes the following process in identifying and evaluating candidates for election as members of our board of directors:

•	Evaluation of the performance and qualifications of the members of our board of directors whose term of office will expire at the forthcoming annual meeting of stockholders and determination of whether they should be nominated for re-election.

•	Consideration of the suitability of the candidates for election, including incumbent directors.

•	Review of the qualifications of any candidates proposed by stockholders in accordance with our by-laws, candidates proposed by management and candidates proposed by individual members of our board of directors.

•	After such review and consideration, our nominating committee meets and proposes a slate of candidates for election at the forthcoming annual meeting of stockholders.

  Actions Taken by Our Nominating Committee

Our nominating committee met on March 7, 2007 for the purpose of evaluating the performance and qualifications of the members of our board of directors and nominating candidates for election as Class C directors by our stockholders at our annual meeting. After considering the performance and qualifications of the members of our board of directors during 2006, our nominating committee nominated the persons named below. On March 7, 2007, our board of directors accepted the report of our nominating committee and approved the nomination by our nominating committee of the persons named below.

  Candidates for Election

Our board of directors currently consists of nine members. Each director is elected for a three-year term and until the director’s successor has been duly elected. The current three-year terms of our directors expire in the years 2007, 2008 and 2009, respectively.

Three Class C directors are to be elected at our annual meeting. Unless otherwise instructed, the proxies solicited by our board of directors will be voted for the election of the three nominees named below. Each Class C nominee is currently a director.

If any of the nominees becomes unavailable for any reason, the proxies intend to vote for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on our board of directors for any reason may be filled by a majority of our directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

Our board of directors recommends a vote FOR the election of the nominees for Class C director named below.

The names of our nominees for Class C director, and our Class A directors and Class B directors who will continue in office after our annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

Nominees for Election as Class C Directors

		Director	Year Term
Name	Age	Since	Will Expire*

R. Richard Sherbahn	77	1986	2010
John J. Lyons	66	2001	2010
S. Trezevant Moore, Jr.	53	2006	2010

*	If elected at our annual meeting.

Directors Continuing in Office

Class A Directors

		Director	Year Term
Name	Age	Since	Will Expire

Robert S. Bolinger	70	1986	2008
Patricia A. Gilmartin	67	1986	2008
Philip H. Glatfelter, II	77	1986	2008

Class B Directors

		Director	Year Term
Name	Age	Since	Will Expire

Donald H. Nikolaus	64	1986	2009
Richard D. Wampler, II	65	2004	2009
Jon M. Mahan	37	2006	2009

Mr. Bolinger retired in 2001 as Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc., a position he held since 1982.

Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with us, except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from our insurance subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of Donegal Mutual since 1979.

Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of Donegal Mutual since 1981, was Vice Chairman of Donegal Mutual from 1991 to 2001 and has been our Chairman of the Board and Chairman of the Board of Donegal Mutual since 2001.

Mr. Lyons has been President and Chief Operating Officer of Keefe Managers, Inc., a manager of private investment funds, since February 1999.

Mr. Mahan has been a Managing Director in the Investment Banking Division of Stifel, Nicolaus & Company, Incorporated, or Stifel Nicolaus, and, previously, Legg Mason Wood Walker, Incorporated, prior to the acquisition of the Legg Mason Capital Markets Division by Stifel, Nicolaus on December 1, 2005. Mr. Mahan joined Legg Mason in 1996, and served as a principal from 2001 to 2004.

Mr. Moore has been President and Chief Operating Officer of Luminent Mortgage Capital, Inc. since March 2005. Luminent Mortgage Capital, Inc. is a real estate investment trust whose shares are traded on the New York Stock Exchange. Prior thereto, Mr. Moore was Executive Vice President, Capital Markets, of Radian Guaranty, Inc. from 2000 to 2005 and Managing Director, Prime Residential Mortgage Finance, of First Union National Bank from 1997 to 1999.

Mr. Nikolaus has been President and Chief Executive Officer of Donegal Mutual since 1981 and a director of Donegal Mutual since 1972. He has been our President and Chief Executive Officer since 1986. Mr. Nikolaus also serves as the Chairman and Chief Executive Officer of Province Bank and as Chairman or

President of each of our insurance subsidiaries. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972.

Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of Donegal Mutual since 1967.

Richard D. Wampler, II is a certified public accountant and is a retired principal of the accounting firm of Brown Schultz Sheridan & Fritz, a position held from October 1, 1998 to June 30, 2005. For 28 years prior thereto, he was a partner in the accounting firm of KPMG LLP.

Of our nine directors, five (Messrs. Bolinger, Lyons, Mahan, Moore and Wampler) are independent.

Corporate Governance

The SEC has adopted regulations and NASDAQ has adopted changes to its listing qualification standards that became effective in 2004 and that relate to our corporate governance. Our board of directors has adopted standards and practices in order to comply with those regulations that apply to us.

We are a “controlled company” as defined in Rule 4350(c)(3) of NASDAQ’s listing qualification standards because Donegal Mutual owns and holds more than 50% of our voting power. See “Stock Ownership.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to having:

•	a majority of the members of our board of directors be independent;

•	our compensation and nominating committees being comprised solely of independent directors;

•	the compensation of our executive officers being determined by a majority of our independent directors or a compensation committee comprised solely of independent directors; and

•	director nominees being selected or recommended for selection by our board of directors, either by a majority of our independent directors or by a nominating committee comprised solely of independent directors.

Our Board of Directors and Its Committees

Our board of directors met 11 times in 2006. Our board of directors has an executive committee, an audit committee, a nominating committee, a compensation committee and, together with Donegal Mutual, a four-member coordinating committee.

Executive Committee

Our executive committee met 12 times in 2006. Messrs. Nikolaus, Sherbahn and Glatfelter are the members of our executive committee. Our executive committee has the authority to take all action that can be taken by our full board of directors, consistent with Delaware law, between meetings of our board of directors.

Audit Committee

Our audit committee, which consists of Messrs. Bolinger, Lyons and Wampler, met 9 times in 2006. Each member of our audit committee is independent within the meaning of the rules of NASDAQ and of the SEC. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, our audit committee has responsibility for:

•	the selection of our independent registered public accounting firm;

•	reviewing the scope and results of our audit by our independent registered public accounting firm;

•	reviewing related party transactions; and

•	reviewing the adequacy of our accounting, financial, internal and operating controls.

Our audit committee operates pursuant to a written charter, the full text of which may be viewed on our website at: http://www.donegalgroup.com. Our audit committee reviews its charter annually.

Nominating Committee

Our nominating committee, the members of which are Messrs. Sherbahn and Glatfelter, met twice in 2006.

Our by-laws are consistent with Section 1405(c)(4) of the Holding Companies Act and provide that our nominating committee has responsibility for:

•	identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors;

•	identification of members of our board of directors qualified to serve on the various committees of our board of directors;

•	evaluation of the procedures and processes by which the committees of our board of directors conduct a self-evaluation of their performance; and

•	provision to our board of directors of an annual performance evaluation of our nominating committee.

Our nominating committee operates pursuant to a written charter, the full text of which may be viewed on our website at http://www.donegalgroup.com. Our nominating committee reviews its charter annually.

Compensation Committee

Our compensation committee consists of Messrs. Sherbahn and Glatfelter and met three times in 2006. The compensation committee of Donegal Mutual consists of Messrs. Sherbahn, Glatfelter and Dreher. Because our employees are in fact employed by Donegal Mutual and because of our participation in Donegal Insurance Group, our compensation committee and the compensation committee of Donegal Mutual conduct joint meetings that are followed by a meeting at which only the members of our compensation committee are present and make compensation determinations on our behalf.

Our by-laws are consistent with Section 1405(c)(4) of the Holding Companies Act and provide that our compensation committee has responsibility for:

•	the annual review of the compensation of our executive officers;

•	the provision of annual compensation recommendations to our board of directors for all of our officers;

•	the determination of employees who participate in our employee stock option plans and the provision of recommendations to our board of directors as to individual stock option grants; and

•	the general oversight of our employee benefit plans.

Our compensation committee operates pursuant to a written charter, the full text of which may be viewed on our website at http://www.donegalgroup.com. Our compensation committee reviews it charter annually.

See “Executive Compensation — Compensation Discussion and Analysis” for further information.

Compensation Committee Interlocks and Insider Participation

No members of our compensation committee are former or current officers of ours, or have other interlocking relationships, as defined by the SEC.

DIRECTOR — STOCKHOLDER COMMUNICATIONS

Our stockholders may communicate with our board of directors through our Secretary. Stockholders who wish to communicate with any of our directors may do so by sending their communication in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, to the attention of our Secretary, Sheri O. Smith, at our headquarters, 1195 River Road, Marietta, Pennsylvania 17547. All such communications that are received by our Secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

We encourage our directors to attend our annual meetings of stockholders because we believe director attendance at our annual meetings provides our stockholders with an opportunity to communicate with the members of our board of directors. All of our directors who were directors at the time of our annual meeting of stockholders in 2006 attended that meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The compensation committee of our board of directors, or our compensation committee, oversees our compensation and benefit plans and policies, our compensation levels, including reviewing and approving equity awards to our executive officers, and reviews and recommends annually for approval by our board of directors all compensation decisions relating to our executive officers.

Our compensation committee believes that the primary objectives of our compensation programs for our executive officers are to:

•	attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and to encourage them to remain with us for many years;

•	motivate our executive officers to achieve our strategic business objectives and to reward them when they achieve those objectives; and

•	provide long-term compensation to our executive officers that rewards our executive officers for sustained financial and operating performance and leadership excellence.

To achieve these objectives, we compensate our executive officers through a combination of base salary, annual cash bonuses and long-term equity compensation.

Our compensation committee is comprised entirely of independent directors in accordance with NASDAQ standards and the director independence criteria established by our corporate governance guidelines.

Our compensation committee’s charter reflects these responsibilities, and the compensation committee and our board of directors reviews the charter annually.

Our compensation committee met twice in 2006.

Our Compensation Philosophy and Objectives

The most significant component of the compensation policy administered by our compensation committee is that a substantial portion of the aggregate annual compensation of our named executive officers should be based on our annual underwriting results, our premium growth and our return on equity. Our compensation committee also evaluates the achievement of our other corporate objectives and the contribution of each named executive officer to those achievements.

We rely on our judgment in making compensation decisions after reviewing our performance and the performance of our executives based on financial and operational objectives. We do not retain the services of any compensation consultants. Our named executive officers do not have employment, severance or change-of-control agreements.

For a number of years, we have maintained a cash incentive compensation program for our officers, including our named executive officers. This program operates pursuant to a formula in which a formula-based percentage of our underwriting profit is available for allocation for bonuses for our officers, including our named executive officers. The amount of the allocation is dependent upon our underwriting income, premium growth and return on equity. Our compensation committee does not assign specific weights to these factors. For the four years ended December 31, 2006, the allocation to our officers incentive bonus pool has averaged 60% of the maximum amount that we could have allocated under the formula.

The Compensation of Our Officers

Our officers, all of whom are also officers of Donegal Mutual, receive the following types of compensation:

•	Base Salary. The base salaries of our officers, including our named executive officers, are established based on the scope of their responsibilities and the recommendation of our chief executive officer to our compensation committee for other than his own compensation. Our compensation committee reviews the base salaries of our named executive officers annually, including our chief executive officer, and adjusts those salaries annually after taking into account individual responsibilities, performance, length of service with us, current salary, experience and compensation history as well as our results of operations.

•	Annual Cash Bonus. Our officers, including our named executive officers, receive annual cash bonuses based on our underwriting results, premium growth and return on equity. The maximum aggregate amount available annually for our officers is determined by formula. Our compensation committee then recommends to our board of directors the percentage of the maximum amount to be allocated among our officers, including our named executive officers, on a discretionary basis. Our chief executive officer submits recommended bonus allocations for our officers, including our named executive officers other than himself, to our compensation committee, which reviews his recommendations and then establishes the annual bonus allocations for our officers and reports its decisions to our board of directors. The annual cash bonuses approved by our compensation committee are paid in a single installment following the completion of a particular fiscal year.

•	Long-Term Equity Incentives. We believe that we can maximize our long-term performance best when the performance of our officers is motivated by equity-based awards that provide value based on our long-term performance. We have designed our long-term equity compensation plans to provide all of the members of our management, including our named executive officers, with equity incentives to foster the alignment of the interests of our officers with the interests of our stockholders. Our equity-based compensation plans provide the principal method by which our officers can acquire significant ownership of our common stock.

The primary form of equity compensation that we have historically awarded to our officers, including our named executive officers, is stock options. Our compensation committee receives preliminary recommendations for periodic stock option grants from our chief executive officer for our officers other than himself. Our compensation committee then recommends stock option grants for all of our officers, including our chief executive officer, for approval by our board of directors.

We have stock option plans that authorize us to grant options to purchase shares of our common stock to our employees, officers and directors. We have consistently followed the practice of granting stock options at an exercise price in excess of the closing price of our Class A common stock on NASDAQ on the date of grant.

The Operation of Our Compensation Process

Our compensation committee recommends all compensation and equity awards to our executive officers for final discretionary action by our board of directors. Our compensation committee, in recommending the annual compensation of our officers, including our named executive officers, to be established by our board of directors, reviews the performance and compensation of our officers. In assessing the performance of our named executive officers in relation to the objectives established by our board of directors, our compensation committee reviews specific achievements associated with attainment of the objectives, the degree of difficulty of the objectives and the extent to which significant unforeseen obstacles or favorable circumstances affected their performance.

Our compensation committee recommends to our board of directors the base salaries, annual aggregate bonus pool amount and stock option grants to the members of our management. As part of its oversight of the compensation of our named executive officers, our compensation committee recommended the following compensation adjustments for 2006 for our named executive officers:

•	increases in base salaries of our named executive officers in 2006 that averaged 6% which our compensation committee considered an adjustment consistent with published information about annual base salary increases in the property and casualty insurance industry in the United States in 2006;

•	increases in individual allocations from our annual bonus pool that represented an average increase of 16% compared to 2005 which our compensation committee regarded as appropriate recognition of our underwriting profitability, our return on equity and our growth in 2006; and

•	continued significant grants of stock options at exercise prices at which we would be prepared to sell our Class A common stock in the event we were to determine to raise additional capital because our compensation committee believes that our history of stock option grants has in fact been successful in motivating our named executive officers to achieve superior performance.

Tax Matters

Section 162(m) of the Code generally does not allow us a deduction for federal income tax purposes to the extent that we pay annual compensation to any of our executive officers named in the Summary Compensation Table in this proxy statement that is in excess of $1 million. However, compensation paid to such an executive officer that is paid pursuant to a performance-based plan is generally not subject to the Section 162(m) limitation. Although our compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. Our compensation committee may, therefore, from time to time, authorize compensation that is not deductible for federal income tax purposes if our compensation committee believes it is in our best interests and the best interests of our stockholders to do so.

Summary Compensation Table

The following table shows the compensation we paid during 2006 for services rendered in all capacities to our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. We refer to these persons, who are named in the table below, as our named executive officers. We do not have employment agreements with any of our named executive officers, nor do we provide any of them with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits.

Based on the fair value of the options we granted to our named executive officers in 2006 and the salary paid to our named executive officers in 2006, the salary of our named executive officers accounted for 32.8% of their total compensation in 2006, the performance-based bonus paid to our named executive officers in 2006 accounted for 40.6% of their total compensation in 2006 and stock and option awards accounted for 23.9% of their total compensation in 2006.

				Stock	Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)(1)	Compensation ($)(2)	Total ($)

Donald H. Nikolaus,	2006	535,000	970,000	5,415	293,155	46,668	1,850,238
President and Chief Executive Officer
Cyril J. Greenya,	2006	162,000	138,000	—	43,007	16,860	359,867
Senior Vice President and Chief Underwriting Officer
Jeffrey D. Miller,	2006	162,000	145,000	—	43,007	9,244	359,251
Senior Vice President and Chief Financial Officer
Robert G. Shenk,	2006	214,000	138,000	—	50,255	11,427	413,682
Senior Vice President, Claims
Daniel J. Wagner,	2006	162,000	138,000	—	43,007	9,244	352,251
Senior Vice President and Treasurer

(1)	See Note 13 to the consolidated financial statements included in our 2006 annual report to stockholders for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(2)	In the case of Mr. Nikolaus, the total shown includes directors and committee meeting fees of $32,000 and a matching 401(k) plan contribution of $10,312 paid during 2006. In the case of Mr. Shenk, the total shown includes a matching 401(k) plan contribution of $10,312 paid during 2006.

Grants of Plan-Based Awards

The compensation committee recommended to our board of directors, and our board of directors approved, the following stock option grants to our named executive officers during 2006:

2006 Grants of Plan-Based Awards

			All Other
			Stock Option
			Awards:			Grant Date
			Number of	Exercise or		Fair Value
			Securities	Base Price	Closing Price	of Stock
		Approval	Underlying	of Option	on Grant	and Option
Name	Grant Date	Date	Options (#)	Awards ($/Sh)	Date ($/Sh)	Awards ($)(1)

Donald H. Nikolaus(2)	10/19/2006	10/19/2006	175,000	21.00	20.33	533,750
Cyril J. Greenya(3)	10/19/2006	10/19/2006	30,000	21.00	20.33	91,500
Jeffrey D. Miller(4)	10/19/2006	10/19/2006	30,000	21.00	20.33	91,500
Robert G. Shenk(5)	10/19/2006	10/19/2006	30,000	21.00	20.33	91,500
Daniel J. Wagner(6)	10/19/2006	10/19/2006	30,000	21.00	20.33	91,500

(1)	Based on the Black-Scholes options pricing model. We used the following assumptions in calculating the grant date present value:

•	Stock volatility — 19%.

•	Stock dividend yield — 2%.

•	Length of option term — 3 years.

•	Annualized risk-free interest rate — 5%.

(2)	During 2006, we granted Mr. Nikolaus a non-qualified option to purchase 175,000 shares of our Class A common stock at an exercise price of $21.00 per share. These options are scheduled to vest in three equal installments on July 1, 2007, July 1, 2008 and July 1, 2009, respectively.

(3)	During 2006, we granted Mr. Greenya a non-qualified option to purchase 30,000 shares of our Class A common stock at an exercise price of $21.00 per share. These options are scheduled to vest in three equal installments on July 1, 2007, July 1, 2008 and July 1, 2009, respectively.

(4)	During 2006, we granted Mr. Miller a non-qualified option to purchase 30,000 shares of our Class A common stock at an exercise price of $21.00 per share. These options are scheduled to vest in three equal installments on July 1, 2007, July 1, 2008 and July 1, 2009, respectively.

(5)	During 2006, we granted Mr. Shenk a non-qualified option to purchase 30,000 shares of our Class A common stock at an exercise price of $21.00 per share. These options are scheduled to vest in three equal installments on July 1, 2007, July 1, 2008 and July 1, 2009, respectively.

(6)	During 2006, we granted Mr. Wagner a non-qualified option to purchase 30,000 shares of our Class A common stock at an exercise price of $21.00 per share. These options are scheduled to vest in three equal installments on July 1, 2007, July 1, 2008 and July 1, 2009, respectively.

Stock Incentive Plans

We have an equity incentive plan for employees and an equity incentive plan for our directors. Under these plans, options to purchase our common stock and, in the case of our directors, restricted stock awards also can be granted upon the recommendation of our compensation committee and approval by our board of directors. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented persons.

As of December 31, 2006, we had 4,896 shares of our Class A common stock reserved and available for grants under our equity incentive plan for employees and 56,272 shares of our Class A common stock reserved and available for grants under our equity incentive plan for directors. If shares covered by an option cease to be issuable for any reason, that number of shares may again be the subject of options granted under the plans.

Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award to our directors, all of our incentive compensation grants have been stock options.

The number and kind of shares available for grants and options under our plans, and the exercise price of outstanding options are subject to adjustment by our board of directors in the event of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our common stock. Unless otherwise provided in individual option agreements, unvested options do not automatically accelerate in the event of a business combination or in the event of the sale of all or substantially all of our assets.

Our board of directors, upon the recommendation of our compensation committee, has:

•	the authority to determine the persons eligible to be granted options, the number of shares subject to each option, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options is accelerated and any extension of the period for exercise; and

•	full discretionary authority to determine any matter relating to options granted under our plans.

Our board of directors has the authority to suspend, amend or terminate our plans, except as would adversely affect the rights of persons holding outstanding awards without the consent of such persons.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding equity awards held by our named executive officers at December 31, 2006:

	Option Awards				Stock Awards
	Number of Securities				Number of	Market Value
	Underlying				Shares or Units	of Shares or
	Unexercised Options		Option		of Stock That	Units of Stock
	(#)	(#)	Exercise	Option	Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested ($)

Donald H. Nikolaus	191,667	—	6.75	4/17/2008	311	6,092
	155,555	77,778	15.75	7/21/2010
	—	175,000	21.00	10/19/2011
Cyril J. Greenya	31,106	—	6.75	4/17/2008	—	—
	22,222	11,111	15.75	7/21/2010
	—	30,000	21.00	10/10/2011
Jeffrey D. Miller	22,222	11,111	15.75	7/21/2010	—	—
	—	30,000	21.00	10/19/2011
Robert G. Shenk	23,333	—	6.75	4/17/2008	—	—
	26,667	13,333	15.75	7/21/2010
	—	30,000	21.00	10/19/2011
Daniel J. Wagner	22,222	11,111	15.75	7/21/2010	—	—
	—	30,000	21.00	10/19/2011

Option Exercises and Stock Vested

The following table summarizes stock options exercised and restricted stock vested for our named executive officers during 2006:

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)	Acquired on Vesting (#)	on Vesting ($)(1)

Donald H. Nikolaus	152,777	1,874,019	311	5,415
Cyril J. Greenya	17,783	195,595	—	—
Jeffrey D. Miller	13,333	166,663	—	—
Robert G. Shenk	74,444	792,702	—	—
Daniel J. Wagner	13,333	152,663	—	—

(1)	Value realized is based upon the closing price of our common stock on NASDAQ on the date of exercise or vesting minus the exercise price of the option awards.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2006, and none is contemplated for 2007.

Non-qualified Deferred Compensation

None of our named executive officers participated in or had account balances in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2006, and none is contemplated for 2007.

Director Compensation

Our directors and the directors of Donegal Mutual received an annual retainer of $28,000 in 2006. Members of the committees of our board of directors and of the board of directors of Donegal Mutual received a fee of $250 for each committee meeting attended in 2006, with the exception of their Audit Committees. Members of their Audit Committees received a fee of $500 for each meeting attended in 2006. A person who serves on our board of directors as well as the board of directors of Donegal Mutual receives only one annual retainer, which retainer is allocated 30% to Donegal Mutual and 70% to us.

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual receives an annual restricted stock award of 311 shares of our Class A common stock as of the first business day of each year, provided the director served as a member of our board of directors or the board of directors of Donegal Mutual during any portion of the preceding calendar year. Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount determined by our board of directors from time to time. Donegal Mutual reimburses us for the options and restricted stock awards granted to those directors of Donegal Mutual who are not also members of our board of directors.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2006.

		Fees Earned
		or Paid in	Stock	Option
Name	Year	Cash ($)	Awards ($)	Awards ($)	Total ($)

Robert S. Bolinger	2006	35,000	5,415	12,564	52,979
Patricia A. Gilmartin	2006	29,500	5,415	12,564	47,479
Philip H. Glatfelter, II	2006	80,750	5,415	12,564	98,729
John J. Lyons	2006	35,000	5,415	12,564	52,979
John M. Mahan	2006	21,167	—	1,694	22,861
R. Richard Sherbahn	2006	33,250	5,415	12,564	51,229
Richard D. Wampler, II	2006	34,500	5,415	12,564	52,479

Related Person Transactions

We have adopted a policy formalizing the manner in which we deal with a proposed transaction between us and a related person other than Donegal Mutual because we recognize that related person transactions present a heightened risk of conflicts of interest and can create the appearance of a conflict of interest. Under our policy, all proposed related person transactions must receive the prior approval of the audit committee of our board of directors before we can enter into the transaction, and, if the transaction continues for more than one year, the continuation must be approved annually by the audit committee of our board of directors. Our transactions with Donegal Mutual require the prior approval of our coordinating committee. See “Our Relationship with Donegal Mutual — The Coordinating Committee.”

Donald H. Nikolaus, our President and a director and the President and a director of Donegal Mutual, is also a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to Donegal Mutual since 1970 and to us since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties of Pennsylvania. Such firm is paid its customary fees for such services. Those fees were $395,197 in 2006 and $420,169 in 2005.

Patricia A. Gilmartin, a director and a director of Donegal Mutual, is an employee of Donegal Insurance Agency, which has no affiliation with us except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from our subsidiaries and Donegal Mutual in accordance with their standard commission schedules and agency contracts.

Frederick W. Dreher, a director of Donegal Mutual, is of counsel to the law firm of Duane Morris LLP, which represents us and Donegal Mutual in certain legal matters. Such firm is paid its customary fees for such services. Those fees were $1,090,614 in 2006 and $519,463 in 2005.

Four of our nine directors are affiliated with Donegal Mutual, our majority stockholder, with whom we have a variety of inter-company agreements providing for, among other things, pooling of underwriting results and reinsurance and expense sharing. See “Stock Ownership — Our Relationship with Donegal Mutual.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent permitted by Delaware law, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent permitted by Delaware law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending action, suit or proceeding by reason of the fact that such person is or was one of our directors or officers, or, while one of our directors or officers, is or was serving, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us and any director, officer or employee against any liability of any character asserted against or incurred by us or any such director, officer or employee, or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law. We also have and intend to maintain directors’ and officers’ liability insurance.

Evaluation of Executive Performance in 2006 and Executive Compensation

Our compensation committee does not restrict its evaluation of the performance of our named executive officers to predetermined formulas or a limited set of criteria. Our compensation committee considered our progress during 2006 in achieving the short-term and long-term objectives described below:

•	our achievement of underwriting results superior to the underwriting results of other property and casualty insurance companies on a long-term basis;

•	our achievement of a compound rate of revenue growth in excess of 12% over a five-year period;

•	our status in being named for the second straight year as one of Ward’s top 50 performing insurance companies over a five-year period;

•	our recognition in National Underwriter magazine as ranking 21st nationally for underwriting profitability as measured by the combined ratio over a six-year period among all personal lines property and casualty insurance companies;

•	our continued geographic expansion;

•	our development of automated underwriting and policy issuance software that enables us to compete with the national carriers;

•	our successful acquisition of policy renewal rights from another carrier;

•	enhancing our personnel and their skills; and

•	our realization of operational and expense synergies on a continuing basis.

On an overall basis, our compensation committee believes that our progress in the achievement of these objectives exceeded the targets established for these objectives at the start of 2006 with emphasis given to our underwriting profit of $33.1 million in 2006, the highest in our history and $2.2 million greater than our underwriting profit in 2005, and our overall increase in profitability. This progress was the basis of the decisions made by our compensation committee at its meetings in December 2006 and February 2007 with respect to adjustments to base salary, the allocation of our annual cash bonuses and stock options for our named executive officers.

Our philosophy and that of our compensation committee is founded on performance and profitability, so that the major portion of the compensation of our named executive officers arises from annual bonuses and stock options that will have their greatest value only when our performance and profitability is at a high level. The compensation recommendations of our compensation committee to our board of directors and the compensation determinations of our board of directors as to each of our named executive officers is discussed below and were based on the policies and procedures described earlier in this proxy statement and the factors and criteria described below. The specific compensation decisions made for each of our named executive officers in 2006 reflects our strong financial and operational performance in 2006.

Our President and Chief Executive Officer

Base Salary.  Mr. Nikolaus received a base salary of $535,000 in 2006 compared to a base salary of $510,000 in 2005. The 4.9% increase in the base salary of Mr. Nikolaus represented a cost-of-living adjustment.

Annual Cash Bonus.  Mr. Nikolaus received a bonus of $970,000 in respect of 2006 and a bonus of $892,000 in respect of 2005, all of which represents an allocation from our formula-based bonus plan tied to our underwriting profitability and a subjective analysis of the performance of Mr. Nikolaus in 2006 with respect to his participation in the bonus pool allocation. The principal subjective factors in determining the allocations to Mr. Nikolaus were the leadership he provides us, his achievement of our objectives in 2006 and our strong overall financial, strategic and operational performance in 2006. It is also the desire of Mr. Nikolaus that a substantial portion of his compensation be performance-based. Mr. Nikolaus received a smaller percentage allocation from the bonus pool (40%) in 2006 than in 2005 (45%).

Stock Options.  Because of our outstanding profitability and our belief that stock options provide an excellent incentive, we granted options to purchase 175,000 shares of our Class A common stock at $21.00 per share to Mr. Nikolaus during 2006.

Our Senior Vice President and Chief Financial Officer

Base Salary.  Mr. Miller received a base salary of $162,000 in 2006 compared to a base salary of $150,000 in 2005. The 8% increase reflected Mr. Miller’s successful assumption of the responsibilities of serving as our chief financial offer and a cost-of-living adjustment. The principal reason for the increase was Mr. Miller’s meeting of objective and subjective performance criteria we established plus our continuing record of strong financial performance.

Annual Cash Bonus.  Mr. Miller received a bonus of $145,000 in respect of 2006 and a bonus of $105,000 in respect of 2005. This 38% increase in his 2006 bonus was principally the result of our increased profitability and Mr. Miller’s effective oversight of our systems of internal control.

Stock Options.  We granted Mr. Miller an option to purchase 30,000 shares of our Class A common stock at $21.00 per share during 2006 because we believe it represents an appropriate incentive for our chief financial officer and because it was the same as the options granted to our other named executive officers with the exception of Mr. Nikolaus.

Our Senior Vice President of Claims

Base Salary.  Mr. Shenk received a base salary of $214,000 in 2006 compared to $205,000 in 2005. The 4.4% increase represented a cost-of-living adjustment.

Annual Cash Bonus.  Mr. Shenk received a bonus of $138,000 in respect of 2006 and a bonus of $105,000 in respect of 2005. This 31% increase in his 2006 bonus was principally the result of our increased profitability and our substantially lower than industry average combined ratio and Mr. Shenk’s leadership in maintaining the quality of our claims processes.

Stock Options.  We granted Mr. Shenk an option to purchase 30,000 shares of our Class A common stock at $21.00 per share during 2006 because we believed it represents an appropriate incentive for our chief claims officer and because it was the same as the options granted to our other named executive officers with the exception of Mr. Nikolaus.

Our Senior Vice President and Chief Underwriting Officer

Base Salary.  Mr. Greenya received a base salary of $162,000 in 2006 compared to a base salary of $150,000 in 2005. This 8% increase reflected Mr. Greenya’s successful assumption of the responsibilities of serving as our chief underwriting officer and a cost-of-living adjustment.

Annual Cash Bonus.  Mr. Greenya received a bonus of $138,000 in respect of 2006 and a bonus of $105,000 in respect of 2005. This 31% increase in his 2006 bonus was principally the result of our increased profitability and Mr. Greenya’s participation in negotiating cost-effective renewals of our reinsurance.

Stock Options.  We granted Mr. Greenya an option to purchase 30,000 shares of our Class A common stock at $21.00 per share during 2006 because we believe it represents an appropriate incentive for our chief underwriting officer and because it was the same as the options granted to our other named executive officers with the exception of Mr. Nikolaus.

Our Senior Vice President and Treasurer

Base Salary.  Mr. Wagner received a base salary of $162,000 in 2006 compared to a base salary of $150,000 in 2005. This 8% increase reflected Mr. Wagner’s successful role in maintaining effective expense management controls and a cost-of-living adjustment.

Annual Cash Bonus.  Mr. Wagner received a bonus of $138,000 in respect of 2006 and a bonus of $105,000 in respect of 2005. This 31% increase in his 2006 bonus was principally the result of our increased profitability and Mr. Wagner’s effective supervision of our billing, cash management and treasury functions.

Stock Options.  We granted Mr. Wagner an option to purchase 30,000 shares of our Class A common stock at $21.00 per share during 2006 because we believe it represents an appropriate incentive for a person with the responsibilities of our treasurer and because it was the same as the options granted to our other named executive officers with the exception of Mr. Nikolaus.

Report of Our Compensation Committee

The following report of our compensation committee does not constitute proxy solicitation material and shall not be deemed filed or incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this compensation committee report by reference therein.

Our compensation committee held a joint meeting with the compensation committee of the board of directors of Donegal Mutual. The committees reviewed and discussed the compensation discussion and analysis that appears under the caption “Executive Compensation” with management.

Based on the review and discussion by our compensation committee with management, the joint meeting with the members of the compensation committee of Donegal Mutual, the members of our compensation committee then held a meeting at which they recommended to our board of directors that our board of directors approve the inclusion of the compensation disclosure and analysis set forth in this proxy statement under the caption “Executive Compensation” for filing with the SEC and the incorporation by reference of such compensation disclosure and analysis in our annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

MEMBERS OF THE COMPENSATION COMMITTEES OF DONEGAL GROUP INC. AND DONEGAL MUTUAL INSURANCE COMPANY

Philip H. Glatfelter, II
R. Richard Sherbahn
Frederick W. Dreher

March 9, 2007

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans:

Number of Securities
(Class) Remaining
	Number of Securities				Available for Future
	(Class) to be Issued		Weighted-Average		Issuance Under Equity
	Upon Exercise of		Exercise Price of		Compensation Plans
	Outstanding Options,		Outstanding Options,		(Excluding Securities
Plan category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by	2,683,827	(Class A)	$16.44	(Class A)	435,507	(Class A)
securityholders	—	(Class B)	—	(Class B)	—	(Class B)
Equity compensation plans not approved by securityholders	—		—		—

Total	2,683,827		$16.44		435,507

ITEM 2 — PROPOSAL TO APPROVE OUR 2007 EMPLOYEE INCENTIVE PLAN

Description of Our 2007 Employee Incentive Plan

Purpose

Our board of directors adopted our 2007 employee incentive plan on March 7, 2007, subject to stockholder approval at our annual meeting. The purpose of our 2007 employee incentive plan is to provide an incentive to our employees to contribute to our growth, development and financial success as well as that of the member companies of the Donegal Insurance Group by continuing to align the interests of our employees with the interests of our stockholders.

Grants

Our 2007 employee incentive plan permits the granting of options to purchase our Class A common stock, including options intended to qualify as incentive stock options under Section 422 of the Code, and non-qualified stock options not intended to so qualify. Although all of our employees are eligible to receive options under our 2007 employee incentive plan, the actual award of options to any particular employee is in the discretion of our board of directors.

Our board of directors may make the following types of grants under our 2007 employee incentive plan:

•	stock options;

•	stock appreciation rights;

•	restricted stock awards; and

•	other stock-based awards which are based on, or measured by, or payable in shares of our Class A common stock.

Upon the implementation of our 2007 employee incentive plan, no additional options will be granted under our 2001 employee incentive plan. The total number of shares of Class A common stock for which we may grant options under our 2007 employee incentive plan may not exceed 3,500,000 shares. For administrative purposes, our board of directors will reserve shares for issuance when options to purchase our Class A common stock are granted under our 2007 employee incentive plan. If an option expires or is terminated for any reason before it is fully vested or exercised, the number of shares subject to such option that have not been purchased or become vested may again be made subject to an option under our 2007 employee incentive plan. Appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2007 employee incentive plan will be made in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets. The maximum number of shares of Class A common stock for which an option may be granted to any employee in any calendar year under our 2007 employee incentive plan may not exceed 200,000 shares.

Administration

Our 2007 employee incentive plan will be administered by our board of directors. Our compensation committee, with the advice of our chief executive officer, will recommend to our board of directors the employees to whom options will be granted and the type, size and terms of each option grant. Our board of directors also has the authority to make all other determinations necessary or advisable for the administration of our 2007 employee incentive plan.

Options

The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock on the date of grant. Our 2007 employee incentive plan defines fair market value as the last sales price of our Class A common stock on NASDAQ on the date the option is granted. In the event there are no transactions on NASDAQ on such date, the fair market value will be determined as of the immediately preceding date on which a transaction occurred.

The exercise price of an option may be paid in cash, by delivering shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the options being exercised, by having a broker sell Class A common stock simultaneously with the exercise of the option and remitting the aggregate exercise price to us or by any other method authorized by our board of directors.

The term of any option may not exceed ten years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the option agreement granting an option, an option may only be exercised while the recipient remains an employee. The option agreement explains the circumstances in which an option may be exercised after employment terminates.

Transferability

Options granted under our 2007 employee incentive plan are not transferable by an employee except by will or the laws of descent and distribution.

Our board of directors will determine whether options granted are incentive stock options meeting the requirements of Section 422 of the Code. Incentive stock options may be granted only to eligible employees. An incentive stock option may not be exercised after the expiration of five years from the date of grant. An optionee may not receive incentive stock options that first become exercisable in any calendar year for shares with an aggregate fair market value determined at the date of grant in excess of $100,000.

Amendment and Termination

Our 2007 employee incentive plan will remain in effect until April 18, 2017, after which date no options may be granted under the plan. Without stockholder approval, we may not amend our 2007 employee incentive plan if the amendment would materially increase:

•	the number of shares that may be issued;

•	the benefits accruing to participants; or

•	the requirements for eligibility for participation.

In all other respects, our 2007 employee incentive plan can be amended, modified, suspended or terminated by our board of directors, except that no modification, amendment or termination may be made to our 2007 employee incentive plan, without the consent of an optionee, if such modification, amendment or termination will negatively affect the rights of the optionee under an option previously granted.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants under our 2007 employee incentive plan follows. Grants may also be subject to state and local taxes. This discussion is intended for use by our stockholders in determining how to vote at our annual meeting and not as tax advice to employees who receive grants under our 2007 employee incentive plan.

An employee receiving an option will not recognize taxable income upon the grant of the option, nor will we be entitled to any deduction on account of such grant.

Upon the exercise of a non-qualified stock option, an employee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. The basis of shares acquired upon the exercise of a non-qualified stock option will equal the fair market value of the shares on the date of exercise, and the holding period of the shares for capital gain purposes will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the employee recognizes ordinary income.

A purchase of shares upon exercise of an incentive stock option will not result in recognition of income at that time, provided the optionee was our employee during the period from the date of grant until three months before the date of exercise (12 months if employment ceased due to total and permanent disability). The basis of the shares received by an employee upon exercise of an incentive stock option is the exercise price, the holding period for such shares for capital gain purposes begins on the date of exercise.

If an employee does not dispose of the shares purchased upon the exercise of an incentive stock option within one year after the purchase or within two years after the date of the grant of such incentive stock option, whichever is later, then any gain or loss realized on a later sale or exchange of such shares will generally be a long-term capital gain or a long-term capital loss equal to the difference between the amount realized upon the disposition and the exercise price. If the employee sells the shares during such period, i.e., within two years after the date of grant of the incentive stock option or within one year after the purchase of the shares by the employee, the sale will be deemed a “disqualifying disposition.” In that event, the employee will recognize ordinary income equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeded the amount the optionee paid for such shares and will be entitled to a tax deduction.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Our board of directors recommends a vote FOR approval of our 2007 employee incentive plan.

ITEM 3 — PROPOSAL TO APPROVE OUR 2007 DIRECTOR INCENTIVE PLAN

Description of Our 2007 Director Incentive Plan

Purpose

On March 7, 2007, our board of directors adopted our 2007 director incentive plan, subject to stockholder approval at our annual meeting. The purpose of our 2007 director incentive plan is to enhance our ability and the ability of the member companies of the Donegal Insurance Group to attract and retain highly qualified directors, to provide a portion of their compensation in the form of equity and, in so doing, to strengthen the alignment of the interests of our directors with the interests of our stockholders.

Grants

Our 2007 director incentive plan provides for:

•	the grant of non-qualified stock options to our non-employee directors and the non-employee directors of Donegal Mutual; and

•	an annual restricted stock award of a fixed amount of shares of Class A common stock (currently 311 shares) to each of our directors and the directors of Donegal Mutual who are not also our directors.

Restricted stock awards are made automatically, without any action by our board of directors or the board of directors of Donegal Mutual. The total number of shares of Class A common stock that may be the subject of grants under our 2007 director incentive plan may not exceed 400,000 shares. Upon the implementation of our 2007 director incentive plan, no additional grants will be made under our 2001 director incentive plan.

The number of persons who are eligible to participate in our 2007 director incentive plan is currently 19, consisting of our directors and the directors of Donegal Mutual. No options or restricted stock awards have been granted under our 2007 director incentive plan, and no determination has been made as to the allocation of grants of options or restricted stock awards under our 2007 director incentive plan, except as described above.

Appropriate adjustments to outstanding options and to the number or kind of shares subject to our 2007 director incentive plan are provided for in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets.

Our 2007 director incentive plan will be administered by our board of directors. Our board of directors has the power to interpret our 2007 director incentive plan, the director options and the restricted stock awards, and, subject to the terms of our 2007 director incentive plan, to determine who will be granted director options, the number of director options to be granted to any outside director, the timing of such grant and the terms of exercise. Our board of directors has the authority to amend the terms of an option provided the amendment does not materially impair the rights or obligations of the director, provided, however, that our board of directors may not reprice stock options. Our board of directors also has the power to adopt rules for the administration, interpretation and application of our 2007 director incentive plan. Our board of directors does not have any discretion to determine who will be granted restricted stock awards under our 2007 director incentive plan, to determine the number of restricted stock awards to be granted to each director or to determine the timing of such grants.

Restricted Stock Awards

Restricted stock awards consist of shares of Class A common stock that are issued in the name of the director but that may not be sold or otherwise transferred by the director until one year after the date of grant. Upon the issuance of shares under a restricted stock award, the director has all rights of a stockholder with respect to the shares, except that such shares may not be sold or otherwise transferred until one year after the date of grant.

Restricted stock awards will be evidenced by written agreements in such form not inconsistent with our 2007 director incentive plan as our board of directors approves from time to time. Each agreement will contain such restrictions, terms and conditions as are required by our 2007 director incentive plan.

Non-qualified stock options

The exercise price of an option will be equal to or greater than 100% of the fair market value of our Class A common stock on the date of grant. Our 2007 director incentive plan defines fair market value as the last sales price of our Class A common stock on NASDAQ on the date the option is granted. In the event there are no transactions on NASDAQ on such date, the fair market value will be determined as of the immediately preceding date on which a transaction occurred.

The exercise price of an option may be paid in cash, by delivering shares of our Class A common stock having a fair market value on the date of exercise equal to the exercise price of the options being exercised, by having a broker sell Class A common stock simultaneously with the exercise of the option and remitting the aggregate exercise price to us or by any other method authorized by our board of directors.

The term of any option may not exceed ten years. Our board of directors will determine when options become exercisable, and may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the letter accompanying each option grant, an option may only be exercised while the recipient remains a director. The grant letter will explain the circumstances in which an option may be exercised after termination of services as a director.

Transferability

Options granted under our 2007 director incentive plan are not transferable by a director except by will or the laws of descent and distribution.

Amendment and Termination

Our 2007 director incentive plan will remain in effect until April 18, 2017, after which date no grants may be made under the plan. Our board of directors may terminate or amend our 2007 director incentive plan at any time, subject to any required stockholder approval unless the termination or amendment would impair any rights or obligations under any outstanding grant.

Federal Income Tax Consequences

A general summary of the federal income tax consequences of grants under our 2007 director incentive plan follows. Grants may also be subject to state and local taxes. This description is intended for use by our stockholders in determining how to vote at our annual meeting and not as tax advice to directors who receive grants under our 2007 director incentive plan.

A director receiving an option will not recognize income for federal income tax purposes upon the grant of the option, nor will we be entitled to any deduction on account of such grant. Upon the exercise of a non-qualified stock option, the director will recognize ordinary income in the amount by which the fair market value of such shares then exceeds the option price.

A director who receives restricted stock will recognize ordinary income in the year of receipt, measured by the value of the shares received determined without regard to the transfer restriction.

We will be entitled to a tax deduction in connection with grants under our 2007 director incentive plan in an amount equal to the ordinary income realized by the director at the time the director recognizes such income.

Tax Withholding

We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state and local tax withholding obligations with respect to a grant to that recipient. We may withhold an amount necessary to satisfy these amounts from other amounts we would otherwise pay to the recipient.

Our board of directors recommends a vote FOR approval of our 2007 director incentive plan.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. Our audit committee also preapproves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee Chair preapproval authority for non-audit services up to $25,000 subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services rendered for the 2006 fiscal year and considered the compatibility of non-audit services with KPMG LLP’s independence.

Audit Fees.  KPMG LLP, our independent public accountants, billed us $795,750 and $700,000 in the aggregate for the fiscal years ended December 31, 2005 and 2006, respectively, in connection with (i) the audit of our annual consolidated and statutory financial statements for the fiscal years ended December 31, 2005 and 2006, (ii) the reviews of our consolidated financial statements included in our Form 10-Q quarterly reports and (iii) services performed in connection with filings of registration statements and offerings.

Audit-Related Fees.  We did not pay any audit-related fees to KPMG LLP during 2005 or 2006.

Tax Fees.  We did not pay any tax fees to KPMG LLP during 2005 or 2006.

All Other Fees.  The aggregate fees billed by KPMG LLP for all other services were $55,000 and $58,000 for statutory actuarial reviews during the fiscal years ended December 31, 2005 and 2006, respectively.

Report of Our Audit Committee

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of our audit committee members satisfies the independence requirements of Exchange Act Rule 10A-3 and NASDAQ Rule 4200(a)(15) and complies with the financial literacy requirements thereof. Our board of directors has determined that all three members of our audit committee, Messrs. Bolinger, Lyons and Wampler, satisfy the financial expertise requirements and have the requisite experience as defined by the SEC’s rules. The full text of our audit committee charter as currently in effect can be viewed on our website at http://www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of its charter on an annual basis.

The charter of our audit committee specifies that the purpose of our audit committee is to assist our board of directors in:

•	the oversight of our accounting and financial reporting processes and the audits of our financial statements;

•	the preparation of the annual report of our audit committee required by the disclosure rules of the SEC;

•	the oversight of the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accountants;

•	the retention of our independent registered public accountants;

•	the adequacy of our system of internal controls; and

•	the performance of our independent registered public accountants and of our internal audit function.

In carrying out these responsibilities, our audit committee, among other things:

•	monitors preparation of quarterly and annual financial reports by our management;

•	supervises the relationship between us and our independent registered public accountants, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services and confirming the independence of our independent registered public accountants; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interest and review of our internal audit program.

Our audit committee met nine times during 2006. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its tasks. When it deems it appropriate, our audit committee holds meetings with our independent registered public accountants and with our internal auditors in executive sessions at which our management is not present.

As part of its oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accountants and with management prior to the issuance of the statements. During 2006, management and our independent registered public accountants advised our audit committee that each of our financial statements had been prepared in accordance with generally accepted accounting principles, and they reviewed significant accounting and disclosure issues with our audit committee. These reviews included discussion with our independent registered public accountants as to the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended, including the accounting principles we employ, the reasonableness of significant judgments made by management and the adequacy of the disclosures in our financial statements. Our audit committee discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP to our audit committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control system. Our audit committee, as part of this process, analyzed steps taken to implement recommended improvements in our internal control procedures.

Based on our audit committee’s reviews and discussions as described above, the members of our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted by:

Audit Committee

Robert S. Bolinger
John J. Lyons
Richard D. Wampler, II

March 9, 2007

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2008 annual meeting of stockholders must deliver such proposal in writing to our Secretary at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 20, 2007.

Pursuant to Section 2.3 of our by-laws, if a stockholder wishes to present at our 2008 annual meeting of stockholders (i) nominations of persons for election to our board of directors or (ii) a proposal of business to be transacted by our stockholders, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in our by-laws, which are summarized below. Written notice of any such proposal containing the information required under our by-laws, as described herein, must be received by our Secretary, at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 during the period commencing on November 20, 2007 and ending on December 20, 2007.

A written proposal of nomination for a director must set forth:

•	the name and address of the stockholder, as the same appears on our books, who intends to make the nomination (the “Proposing Stockholder”);

•	as to each person whom the Proposing Stockholder nominates for election or reelection as a director, all information relating to such person as would be required to be disclosed in a solicitation of proxies for election of such nominees as directors pursuant to the proxy rules under the Exchange Act;

•	the principal occupation or employment of each person whose nomination is so proposed for the past five years;

•	a description of any arrangement or understanding between each person whose nomination is proposed and the Proposing Stockholder with respect to such person’s nomination and election as a director and actions to be proposed or taken by such person if elected as a director;

•	the written consent of each person so proposed to serve as a director if elected as a director;

•	as to any other business that the Proposing Stockholder intends to bring before our 2008 annual meeting of stockholders, a brief description of such business, the Proposing Stockholder’s reasons for presenting such business at our 2008 annual meeting of stockholders and any material interest of the Proposing Stockholder in such business;

•	the name and address of the Proposing Stockholder; and

•	the number of shares of our Class A common stock and Class B common stock beneficially owned within the meaning of SEC Rule 13d-3 and of record by the Proposing Stockholder.

Only candidates nominated by stockholders for election as a member of our board of directors in accordance with our by-law provisions as summarized herein will be eligible for election as a member of our board of directors at our 2008 annual meeting of stockholders. A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders.

Only such business may be conducted at our 2008 annual meeting of stockholders as shall have been brought before our annual meeting in accordance with the procedures set forth in our by-law provisions as summarized herein. The chairman of our 2008 annual meeting of stockholders will have the discretion to determine if a nomination or an item of business has been proposed in accordance with the procedures set forth in our by-laws as summarized herein. Only stockholder proposals submitted in accordance with the by-law provisions summarized above will be eligible for presentation at our 2008 annual meeting of stockholders, and any matter not submitted to our board of directors in accordance with such provisions will not be considered or acted upon at our 2008 annual meeting of stockholders.

OTHER MATTERS

Our board of directors does not know of any matters to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of our board of directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 19, 2007

APPENDIX A

DONEGAL GROUP INC.

2007 EQUITY INCENTIVE PLAN FOR EMPLOYEES

1. Purpose.  The purpose this Plan is to encourage the employees of Donegal Group Inc., or the Company, and its subsidiaries to acquire a proprietary interest in the growth and performance of the Company, and continuing to align the interests of those employees with the interests of the Company’s stockholders to generate an increased incentive for such person to contribute to the future success and prosperity of the Company and the member companies of the Donegal Insurance Group, or the Group. To accomplish these purposes, this Plan provides a means whereby employees may receive stock options, stock appreciation rights, stock awards and other stock-based awards that are based on, or measured by, or payable in shares of the Company’s Class A Common Stock.

2. Administration by the Board of Directors and Role of the Committee.

(a) Administration by the Board of Directors.  The Board of Directors, or the Board, shall administer this Plan. The Board of the Company shall appoint a committee, which initially shall be the Compensation Committee. The Committee, with the advice of the Company’s chief executive officer, shall recommend to the Board the employees to whom awards will be granted and the type, size and terms of each grant. The Board has the authority to make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all grantees and all other holders of awards granted under this Plan.

(b) Composition and Role of the Committee.  The Committee shall be comprised of two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act. In addition, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Subject to the foregoing, from time to time the Board may increase or decrease the size of the Committee, appoint additional members, remove members, with or without cause, appoint new members, fill vacancies or remove all members of the Committee and thereafter directly administer this Plan. The Committee shall have those duties and responsibilities assigned to it under this Plan, and the Board may assign to the Committee the authority to make certain other determinations and interpretations under this Plan. All decisions, determinations and interpretations of the Committee in such cases shall be final and binding on all grantees and all other holders of awards granted under this Plan.

3. Shares Subject to this Plan.

(a) Shares Authorized.  The total aggregate number of shares of Class A Common Stock that may be issued under this Plan is 3,500,000 shares, subject to adjustment as described below. Each of the shares authorized under this Plan may be issued pursuant to incentive stock options awards within the meaning of Section 422 of the Code. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting.  For administrative purposes, when the Board approves an award payable in shares of Class A Common Stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that may be issued under the award. If and to the extent options or stock appreciation rights granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such awards shall again be available for purposes of this Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation right shall be considered issued under this Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights.

(c) Individual Limits.  All awards under this Plan shall be expressed in shares of Class A Common Stock. The maximum number of shares of Class A Common Stock with respect to all awards that may be made to any individual under this Plan during any calendar year shall be 200,000 shares, subject to adjustment as described below.

(d) Adjustments.  If any change in the number or kind of shares of Class A Common Stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•	any other extraordinary or unusual event affecting the outstanding Class A Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Class A Common Stock available for issuance under this Plan, the maximum number of shares of Class A Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall be automatically equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. Any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding awards shall be consistent with Section 409A of the Code, to the extent applicable.

4. Eligibility for Participation.  All employees of the Company and its subsidiaries and the member companies of the Group, including employees who are officers or members of the Board of any of the foregoing companies, shall be eligible to participate in this Plan. The Committee shall recommend to the Board the employees to receive awards and the number of shares of Class A Common Stock subject to each award.

5. Awards.  Awards under this Plan may consist of stock options as described in Section 7, stock appreciation rights as described in Section 8, stock awards as described in Section 9 and other stock-based awards as described in Section 10. The Committee shall specify the terms and conditions of the award granted to the grantee in an agreement. The award shall be conditioned upon the grantee’s signed agreement to accept the award and to acknowledge that all decisions and determinations of the Committee and the Board shall be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under the award. Awards under this Plan need not be uniform as among the grantees. The Board may grant awards that are contingent on, and subject to, stockholder approval of this Plan or an amendment to this Plan.

6. Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A Common Stock on the NASDAQ Stock Market, or Nasdaq, on the day on which fair market value is being determined, as reported by Nasdaq. In the event that there are no transactions in shares of Class A Common Stock on Nasdaq on such day, the fair market value will be determined as of the immediately preceding day on which there were transactions in shares of Class A Common Stock on that exchange. If shares of Common Stock are not listed by Nasdaq, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options.  The Committee may recommend to the Board the grant of stock options to an employee upon such terms and conditions as the Committee deems appropriate under this Section 7.

(a) Number of Shares.  The Committee shall recommend the number of shares of Class A Common Stock that will be subject to each grant of stock options.

(b) Type of Stock Option, Price and Term.  The Committee may recommend to the Board the grant of stock options to purchase Class A Common Stock that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or incentive stock options, or stock options that are not intended to so qualify, or nonqualified stock options. The Committee shall recommend the exercise price of shares of Class A Common Stock subject to a stock option, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the date of grant.

(c) Exercisability of Stock Options.  Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as determined by the Board. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Termination of Employment.  Except as provided in the stock option agreement, a grantee may only exercise a stock option while the grantee is employed by the Company or any of its subsidiaries or by Donegal Mutual or any of its subsidiaries. The Board shall specify in the option agreement under what circumstances and during what time periods a grantee may exercise a stock option after employment terminates. If the term of an incentive stock option continues for more than three months after employment terminates due to retirement or more than one year after termination of employment due to death or disability, the stock option shall lose its status as an incentive stock option and shall be treated as a nonqualified stock option.

(e) Exercise of Stock Options.  A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•	by delivery of shares of Class A Common Stock at fair market value, shares of Class B Common Stock at fair market value, or a combination of those shares, as the Committee or the Board may determine from time to time and subject to the terms and conditions as the Committee or the Board may prescribe;

•	by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method authorized by the Committee or the Board.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the shares.

(f) Incentive Stock Options.  The Committee shall recommend other terms and conditions of an incentive stock option as shall be necessary or desirable in order to qualify such stock option as an incentive stock option under Section 422 of the Code, including the following provisions, which may be omitted or modified if no longer required under that section:

•	As determined as of the grant date, the aggregate fair market value of shares subject to incentive stock options that first become exercisable by a grantee during any calendar year, under all plans of the Company, shall not exceed $100,000;

•	The exercise price of any incentive stock option granted to an individual who owns stock having more than 10% of the total combined voting power of all classes of stock of the Company must be at least 110% of the fair market value of the shares subject to the incentive stock option on the grant date, and the individual may not exercise the incentive stock option after the expiration of five years from the date of grant; and

•	The grantee may not exercise the incentive stock option more than three months, or one year in the case of death or disability within the meaning of the applicable Code provisions, after termination of employment.

8. Stock Appreciation Rights.  The Committee may recommend to the Board the grant of stock appreciation rights to an employee separately or in tandem with any stock option, for all or a portion of the applicable stock option, under this Section 8.

(a) Number of Shares, Term and Base Amount.  The Committee shall recommend the number of shares, the term and the base amount of the stock appreciation right at the time it grants the stock appreciation right. The term of a stock appreciation right shall not exceed ten years from the grant date. The Committee shall recommend the base price of the stock appreciation right, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the date of grant.

(b) Exercisability.  Each stock appreciation right agreement shall specify the period or periods of time within which a grantee may exercise the stock appreciation right, in whole or in part, as determined by the Board. The Board may accelerate the exercisability of any or all outstanding stock appreciation rights at any time for any reason. A tandem stock appreciation right shall be exercisable only during the period in which the stock option to which it is related is also exercisable.

(c) Termination of Employment.  Except as provided in the stock appreciation right agreement, a grantee may exercise a stock appreciation right only while the grantee is employed by the Company or any of its subsidiaries or by Donegal Mutual or any of its subsidiaries. The Board shall specify in the stock appreciation right agreement under what circumstances and during what time periods a grantee may exercise a stock appreciation right after employment terminates.

(d) Exercise of Stock Appreciation Right.  When a grantee exercises a stock appreciation right, the grantee shall receive in settlement of the stock appreciation right an amount equal to the value of the appreciation in the Class A Common Stock for the number of stock appreciation rights exercised. The appreciation in the Class A Common Stock shall be the amount by which the fair market value of the underlying shares of Class A Common Stock on the date of exercise of the stock appreciation right exceeds the base amount of the stock appreciation right as specified in the stock appreciation right agreement. The Company may pay the appreciation amount in shares of Class A Common Stock, cash or any combination of the two, as determined by the Board in the stock appreciation right agreement.

9. Stock Awards.  The Committee may recommend to the Board the issuance of shares of Class A Common Stock to an employee upon such terms and conditions as the Committee deems appropriate under this Section 9. The Committee may recommend to the Board the issuance of shares of Class A Common Stock for cash consideration or for no cash consideration, and subject to restrictions or no restrictions. The Committee may recommend conditions under which restrictions on stock awards shall lapse over a period of time or according to other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.

(a) Number of Shares.  The Committee shall recommend the number of shares of Class A Common stock to be issued pursuant to a stock award and any restrictions applicable to the stock award.

(b) Requirement of Employment.  The Board shall specify in the stock award agreement under what circumstances a grantee may retain stock awards after termination of the grantee’s employment and the circumstances under with the stock awards may be forfeited.

(c) Restrictions on Transfer.  During the period that the stock award is subject to restrictions, a grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of the stock award except upon death as described in Section 13. Each certificate representing a share of Class A Common Stock issued under the stock award shall contain a legend giving appropriate notice of the restrictions on the stock award. The grantee shall be entitled to have the legend removed when all restrictions on the shares subject to the stock award have lapsed. The Company may maintain possession of any certificates representing shares subject to the stock award until all restrictions on the shares subject to the stock award have lapsed.

(d) Right To Vote and To Receive Dividends.  The Committee shall recommend to what extent, and under what conditions, the grantee shall have the right to vote the shares subject to the stock award and to receive any dividends or other distributions paid on the shares during the restriction period.

10. Other Stock-Based Awards.  The Committee may recommend to the Board the grant of other awards that are based on, measured by or payable in Class A Common Stock to an employee on such terms and conditions as the Committee deems appropriate under this Section 10. The Committee may recommend to the Board the grant of other stock-based awards subject to achievement of performance goals or other conditions and may be payable in shares of Class A Common Stock or cash, or a combination of cash and shares, as recommended by the Committee in the stock-based award agreement.

11. Date of Grant.  The grant date of an award under this Plan shall be the date of the Board of Director’s approval or such later date as may be determined by the Board at the time it authorizes the award. The Board may not make retroactive grants of awards under this Plan. The Company shall provide notice of the award to the grantee within a reasonable time after the grant date.

12. Withholding.  All grants under this Plan shall be subject to applicable federal, including FICA, state and local tax withholding requirements. The Company may require that the grantee or other person receiving or exercising a grant pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to the grant, or the Company may deduct from other wages paid to the grantee the amount of any withholding taxes due with respect to the grants. The Board or the Committee may permit a grantee to elect to satisfy the Company’s tax withholding obligations with respect to grants paid in shares of Class A Common Stock by having shares of Class A Common Stock withheld, at the time such grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal, including FICA, state and local tax liabilities. Any shares so withheld will be valued by the Board or the Committee as of the date the grants become taxable.

13. Transferability of Grants.  Only the grantee of an award may exercise rights under the award grant during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of his or her right to receive the award under the grantee’s will or under the applicable laws of descent and distribution.

14. Requirements for Issuance of Shares.  The Company will not issue shares of Class A Common Stock in connection with any award under this Plan until all legal requirements applicable to the issuance of the shares have been complied with to the satisfaction of the Board. The Board shall have the right to condition any award made to any employee hereunder on the employee’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and certificates representing those shares may be legended to reflect any such restrictions. Certificates representing shares of Class A Common Stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No grantee shall have any right as a stockholder with respect to shares of Class A Common Stock covered by an award until shares have been issued to the grantee.

15. Amendment and Termination of this Plan.

(a) Amendments.  The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricing Without Stockholder Approval.  The Board may not reprice stock options or stock appreciation rights, nor may the Board amend this Plan to permit repricing of options or stock appreciation rights unless the stockholders of the Company provide prior approval for the repricing.

(c) Termination.  This Plan shall terminate on April 19, 2017, unless the Board earlier terminates this Plan or the term is extended with the approval of the stockholders of the Company. The termination of this

Plan shall not impair the power and authority of the Board or the Committee with respect to an outstanding award.

16. Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to:

•	limit the right of the Board to grant awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including awards to employees of those entities who become employees, or for other proper corporate purposes, or

•	limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.

Without limiting the foregoing, the Board may grant an award to an employee of another corporation or other entity who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by that corporation or other entity. The terms and conditions of the awards may vary from the terms and conditions required by this Plan and from those of the substituted stock awards, as determined by the Board.

17. Right to Terminate Employment.  Nothing contained in this Plan or in any award agreement entered into pursuant to this Plan shall confer upon any grantee the right to continue in the employment of the Company or any of its subsidiaries or the Group or affect any right that the Company or any of its subsidiaries or the Group may have to terminate the employment of the grantee.

18. Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A Common Stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the requisite authority shall not have been obtained.

19. Effect on Other Plans.  Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any of its subsidiaries or the Group. Any awards granted pursuant to this Plan shall not be used in determining the benefits provided under any other plan unless specifically provided.

20. Forfeiture for Dishonesty.  Notwithstanding anything to the contrary in this Plan, if the Board finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and any grantee, that the grantee has been engaged in fraud, embezzlement, theft, commission of a felony or dishonest conduct in the course of his employment that damaged the Company or any of its subsidiaries or the Group or that the grantee has disclosed confidential information of the Company or any of its subsidiaries or the Group, the grantee shall forfeit all unexercised or unvested awards and all exercised or vested awards under which the Company has not yet delivered the certificates or cash payments therefor. The decision of the Board in interpreting and applying the provisions of this Section 20 shall be final. No decision of the Board, however, shall affect the finality of the discharge or termination of the grantee.

21. No Prohibition on Corporate Action.  No provision of this Plan shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of the action.

22. Indemnification.  With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, reasonably incurred by him or her in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the Committee or the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses incurred by any such member of the Committee or the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee or the Board; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 22 shall be available to or enforceable by any such member of the Committee or the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee or the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

23. Miscellaneous Provisions.

(a) Compliance with Plan Provisions.  No grantee or other person shall have any right with respect to this Plan, the Class A Common Stock reserved for issuance under this Plan or in any award until a written agreement shall have been executed by the Company and the grantee and all the terms, conditions and provisions of this Plan and the award applicable to the grantee have been met.

(b) Approval of Counsel.  In the discretion of the Board, no shares of Class A Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under the Exchange Act applies to this Plan or to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that, if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

(d) Section 409A Compliance.  This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award.  By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee or its delegates.

APPENDIX B

DONEGAL GROUP INC.

2007 EQUITY INCENTIVE PLAN FOR DIRECTORS

1. Purpose.  The purpose this Plan is to enhance the ability of Donegal Group Inc., or the Company, and its subsidiaries and the member companies of the Donegal Insurance Group, or the Group, to attract and retain highly qualified directors, to establish a basis for providing a portion of director compensation in the form of equity and, in doing so, to strengthen the alignment of the interest of directors of the Company and the members of the Group with the interests of the Company’s stockholders.

2. Administration.

(a) Administration by the Board.  The Board of Directors of the Company, or the Board, shall administer this Plan.

(b) Duty and Powers of the Board.  The Board shall have the power to interpret this Plan and the awards granted under this Plan and to adopt rules for the administration, interpretation and application of this Plan. The Board shall have the discretion to determine who will be granted stock options and to determine the number of stock options to be granted to any director, the timing of the grant and the terms of exercise. The Board shall not have any discretion to determine who will be granted restricted stock awards under this Plan.

(c) Compensation; Professional Assistance; Good Faith Actions.  Members of the Board shall not receive any compensation for their services in administering this Plan. The Company shall pay all expenses and liabilities incurred in connection with the administration of this Plan. The Company may employ attorneys, consultants, accountants or other experts. The Board, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such experts. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all grantees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Board shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

3. Shares Subject to this Plan.

(a) Shares Authorized.  The shares of stock issuable pursuant to awards shall be shares of Class A Common Stock. The total aggregate number of shares of Class A Common Stock that may be issued under this Plan is 400,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares or reacquired shares for purposes of this Plan.

(b) Share Counting.  For administrative purposes, when the Board approves an award payable in shares of Class A Common Stock, the Board shall reserve, and count against the share limit, shares equal to the maximum number of shares that may be issued under the award. If and to the extent options granted under this Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any restricted stock awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such awards shall again be available for purposes of this Plan.

(c) Adjustments.  If any change in the number or kind of shares of Class A Common Stock outstanding occurs by reason of:

•	a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;

•	a merger, reorganization or consolidation;

•	a reclassification or change in par value; or

•	any other extraordinary or unusual event affecting the outstanding Class A Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of any extraordinary dividend or distribution, the maximum number of shares of Class A Common Stock available for issuance under this Plan, the maximum number of shares of Class A Common Stock for which any individual may receive grants in any year, the kind and number of shares covered by outstanding awards, the kind and number of shares to be issued or issuable under this Plan and the price per share or applicable market value of such grants shall automatically be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Class A Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Plan and such outstanding grants. Any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding awards shall be consistent with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, to the extent applicable.

4. Eligibility for Participation.  Each director of the Company and each director of a member of the Group who is not eligible to receive stock options under the Company’s Equity Incentive Plan for Employees shall be eligible to receive stock options under this Plan. Each director of the Company and each director of the member companies of the Group shall be eligible to receive restricted stock awards under this Plan.

5. Awards.  Awards under this Plan may consist of stock options as described in Section 7 and restricted stock awards as described in Section 8. Each award shall be evidenced by a written agreement.

6. Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean the last sales price of a share of Class A Common Stock on the NASDAQ Stock Market, or Nasdaq, on the day on which fair market value is being determined, as reported by Nasdaq. In the event that there are no transactions in shares of Class A Common Stock on Nasdaq on such day, the fair market value will be determined as of the immediately preceding day on which there were transactions in shares of Class A Common Stock on that exchange. If shares of Class A Common Stock are not listed by Nasdaq, the Board shall determine the fair market value pursuant to Section 422 of the Code.

7. Stock Options.

(a) Granting of Stock Options.  The Board may grant stock options to an outside director upon such terms as the Board deems appropriate under this Section 7.

(b) Type of Stock Option and Price.  The Board may grant stock options to purchase Class A Common Stock that are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. The Board shall determine the exercise price of shares of Class A Common Stock subject to a stock option, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the date of grant.

(c) Exercisability of Stock Options.  Each stock option agreement shall specify the period or periods of time within which a grantee may exercise a stock option, in whole or in part, as determined by the Board. No grantee may exercise a stock option after ten years from the grant date of the stock option. The Board may accelerate the exercisability of any or all outstanding stock options at any time for any reason.

(d) Rights upon Termination of Service.  Upon an grantee’s termination of service as an outside director, as a result of resignation, failure to be re-elected, removal for cause or any reason other than death, the grantee shall have the right to exercise the stock option during its term within a period of three years after such termination to the extent that the stock option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Board. In the event that a grantee dies prior to the expiration of his or her stock option and without having fully exercised his or her stock option, the grantee’s representative or successor shall have the right to exercise the stock option during its term within a period of one year after the grantee’s death to the extent that the stock option was exercisable at the time of death, or within such other period, and subject to such terms and conditions, as may be specified by the Board.

(e) Exercise of Stock Options.  A grantee may exercise a stock option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The grantee shall pay the exercise price for the stock option:

•	in cash;

•	by delivery of shares of Class A Common Stock at fair market value, shares of Class B Common Stock at fair market value, or a combination of those shares, as the Board may determine from time to time and subject to the terms and conditions as the Board may prescribe;

•	by payment through a brokerage firm of national standing whereby the grantee will simultaneously exercise the stock option and sell the shares acquired upon exercise through the brokerage firm and the brokerage firm shall remit to the Company from the proceeds of the sale of the shares the exercise price as to which the option has been exercised in accordance with the procedures permitted by Regulation T of the Federal Reserve Board; or

•	by any other method authorized by the Board.

The Company must receive payment for the shares acquired upon exercise of the stock option, and any required withholding taxes and related amounts, by the time specified by the Board depending on the type of payment being made, but in all cases prior to the issuance of the shares.

8. Restricted Stock Awards.

(a) Granting of Awards.  Each director of the Company and each director of Donegal Mutual shall be granted an annual restricted stock award consisting of 311 shares of Class A Common Stock, except that a person who serves as a director on both boards shall receive only one annual grant. The restricted stock awards shall be made on the first business day of January in each year, commencing January 2, 2008, provided that the director served as a member of the Board or of the board of directors of a member of the Group during any portion of the preceding calendar year.

(b) Terms of Restricted Stock Awards.  Each restricted stock award agreement shall contain such restrictions, terms and conditions as are required by this Plan:

•	The shares of Class A Common Stock comprising the restricted stock awards may not be sold or otherwise transferred by the grantee until one year after the date of grant. Although the shares of Class A Common Stock comprising each restricted stock award shall be registered in the name of the grantee, the Company reserves the right to place a restrictive legend on the stock certificate. None of such shares of Class A Common Stock shall be subject to forfeiture.

•	Subject to the restrictions on transfer set forth in this Section 8(b), a grantee shall have all the rights of a stockholder with respect to the shares of Class A Common Stock issued pursuant to restricted stock awards made under this Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to the shares.

•	In the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a restricted stock award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the grantee shall be entitled by reason of the ownership of a restricted stock award shall be subject immediately to the terms, conditions and restrictions of this Plan.

•	If a grantee receives rights or warrants with respect to any shares comprising a restricted stock award, such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the grantee free and clear of the restrictions and obligations set forth in this Plan.

9. Date of Grant.  The grant date of a stock option under this Plan shall be the date of the Board’s approval or such later date as may be determined by the Board at the time it authorizes the grant. The Board may not make retroactive grants of stock options under this Plan. The Company shall provide notice of the grant to the grantee within a reasonable time after the grant date.

10. Requirements for Issuance of Shares.  The Company will not issue shares of Class A Common Stock in connection with any award under this Plan until all legal requirements applicable to the issuance of the shares have been complied with to the satisfaction of the Board. The Board shall have the right to condition any award made to any director on the director’s undertaking in writing to comply with the restrictions on his or her subsequent disposition of shares subject to the award as the Board shall deem necessary or advisable, and certificates representing those shares may be legended to reflect any such restrictions. Certificates representing shares of Class A Common Stock issued under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed on the certificate.

11. Withholding.  The Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for shares of Class A Common Stock. If and to the extent authorized by the Board, in its sole discretion, a grantee may make an election, by means of a form of election to be prescribed by the Board, to have shares of Class A Common Stock that are acquired upon exercise of a stock option withheld by the Company or to tender other shares of Class A Common Stock or other securities of the Company owned by the grantee to the Company at the time of exercise of a stock option to pay the amount of tax that would otherwise be required by law to be withheld by the Company. Any such election shall be irrevocable and shall be subject to termination by the Board, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Board as of the date of exercise.

12. Transferability of Awards.  Only the grantee of an award may exercise rights under the award grant during the grantee’s lifetime, and a grantee may not transfer those rights except by will or by the laws of descent and distribution. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee may exercise those rights. Any successor to a grantee must furnish proof satisfactory to the Company of his or her right to receive the award under the grantee’s will or under the applicable laws of descent and distribution. Except as stated in this Section 12, no stock option or interest therein and, for a period of one year after the date of grant, no restricted stock award or any interest therein, shall be subject to the debts, contracts or engagements of the grantee or his or her successors in interest, nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy, and any attempted disposition thereof shall be null and void and of no effect.

13. Amendment and Termination of this Plan.

(a) Amendments.  The Board may amend or terminate this Plan at any time, except that the Board shall not amend this Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Board may not, without the consent of the grantee, negatively affect the rights of a grantee under any award previously granted under this Plan.

(b) No Repricings Without Stockholder Approval.  The Board may not reprice stock options, nor may the Board amend this Plan to permit repricing of stock options unless the stockholders of the Company provide prior approval for the repricing.

(c) Termination.  This Plan shall terminate on April 19, 2017, unless the Board earlier terminates this Plan or the term is extended with the approval of the stockholders of the Company. The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding award.

14. Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available the number of shares of Class A Common Stock needed to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell any shares as to which the requisite authority shall not have been obtained.

15. No Prohibition on Corporate Action.  No provision of this Plan shall be construed to prevent the Company or any officer or director of the Company from taking any action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on this Plan or any awards granted under this Plan, and no grantee or grantee’s estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of the action.

16. Indemnification.  With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Board against, and each member of the Board shall be entitled without further action on such member’s part to indemnity from the Company for, all expenses, including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself, reasonably incurred by him or her in connection with or arising out of, any action, suit or proceeding in which he or she may be involved by reason of being or having been a member of the Board, whether or not he or she continues to be such member at the time of incurring such expenses; provided, however, that this indemnity shall not include any expenses incurred by any such member of the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Board or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth in this Section 16 shall be available to or enforceable by any such member of the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

17. Miscellaneous Plan Provisions.

(a) Compliance with Plan Provisions.  No grantee or other person shall have any right with respect to this Plan, the Class A Common Stock reserved for issuance under this Plan or in any award until a written agreement shall have been executed by the Company and the grantee and all the terms, conditions and provisions of this Plan and award applicable to the grantee have been met.

(b) Approval of Counsel.  In the discretion of the Board, no shares of Class A Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(c) Compliance with Rule 16b-3.  To the extent that Rule 16b-3 under the Securities Exchange Act of 1934, as amended, applies to awards granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with that rule.

(d) Section 409A Compliance.  This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Section 409A, this Plan shall be interpreted and amended in order to meet the requirements of Section 409A. Notwithstanding anything contained in this Plan to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

(e) Effects of Acceptance of the Award.  By accepting any award or other benefit under this Plan, each grantee and each person claiming under or through the grantee shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or its delegates.

Using a black ink pen, mark your votes with an X as shown in
this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A   Proposals — The Board of Directors recommends a vote FOR the nominees listed for Class C Directors and FOR Proposals 2 and 3.
1. Election of Directors

01 - John J. Lyons	For ☐	Withhold ☐	02 - S. Trezevant Moore, Jr.	For ☐	Withhold ☐	03 - R. Richard Sherbahn	For ☐	Withhold ☐

2. Approval of our 2007 equity incentive plan for employees	For	Against	Abstain	3. Approval of our 2007 equity incentive plan for directors	For	Against	Abstain
	☐	☐	☐		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment, postponement or continuation thereof.
B   Non-Voting Items
Change of Address — Please print your new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — Donegal Group Inc.

Annual Meeting of Stockholders to be held April 19, 2007
This proxy is solicited on behalf of the Board of Directors.
The undersigned hereby appoints Daniel J. Wagner and Jeffrey D. Miller, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 19, 2007 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.
You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendations.

DONEGAL GROUP INC.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

We have adopted a procedure approved by the Securities and Exchange Commission called “householding,” which will reduce our printing and mailing costs. Under this procedure, stockholders of record who have the same last name and address will receive only one copy of our annual report, notice of annual meeting and proxy statement and other proxy materials at their household. This procedure will not apply to stockholders who notify us that they wish to continue to receive individual copies.

What do I need to do to participate in householding?

You do not need to do anything. Effective June 1, 2007, and until you instruct us otherwise, only one copy of any of our future annual reports and proxy materials will be sent to your household.

Will I still receive my own proxy card and dividend checks?

Yes. The householding procedures do not affect the delivery of your proxy cards or your dividend checks.

What do I need to do if I want to continue to receive my own set of proxy materials?

If you object to the householding procedures and want to continue to receive your own separate set of our annual report and proxy materials, contact our transfer agent, ComputerShare Investor Services, in writing at: P.O. Box 43069, Providence, RI 02940-3069 Providence, RI 02940-3078 or by toll-free telephone at: (800) 317-4445 by June 1, 2007.

What if I do not object to the householding procedures now, but change my mind later?

You can opt out of the householding procedures at any time by contacting ComputerShare. ComputerShare will begin sending you a separate copy of our annual reports and proxy materials commencing 30 days after receipt of your instructions.

What happens when a member of my household changes his or her address?

When there is an address change for one of the members of the household that is reported to ComputerShare, future annual reports and proxy materials will be sent directly to that stockholder at his or her new address.

Do the householding procedures apply if I hold my shares through a broker, bank or other nominee?

You should contact your broker, bank or nominee to determine whether that institution intends to adopt householding.